Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act.

                                                                   EXHIBIT 10.33




                             DISTRIBUTION AGREEMENT

                                    BETWEEN

                            INTERACTIVE GROUP, INC.

                             a Delaware corporation

                                      AND

                         evosoft SOFTWAREVERTRIEB GmbH
                              a German corporation

                                     DATED

                               SEPTEMBER 6, 1996

                             DISTRIBUTION AGREEMENT

         THIS DISTRIBUTION AGREEMENT ("Agreement") is made as of September 6, 1996 between INTERACTIVE GROUP, INC., a Delaware corporation ("Interactive"), and EVOSOFT SOFTWAREVERTRIEB GMBH, a German corporation ("Distributor"), who agree as follows:

         1. FACT RECITALS. This Agreement is made with reference to the following facts:

                  a. Interactive is the owner of or licensee authorized to use and distribute certain computer software programs (the "Software" as described further below).

                  b. Interactive has agreed to grant to Distributor and Distributor has agreed to accept from Interactive a distributor's license to market, sublicense and install the Software (as hereinafter defined) in the Territory (as hereinafter defined) subject to the provisions and conditions of this Agreement.

         2. DISTRIBUTOR.

                  a. Grant of License. Subject to the provisions and conditions of this Agreement, Interactive hereby grants to Distributor and Distributor hereby accepts from Interactive a non-exclusive license to sublicense the Software to end users in the Territory. Interactive will also be granting several supplemental licenses in the Software to Distributor, including a site license, a demonstration license and a trial license. The grant of these supplemental licenses will be pursuant to written license agreements in forms similar to that which Interactive uses in granting licenses in the Software to others. While there will be no separate license fee charged for these supplemental licenses, Distributor shall pay Interactive for costs incurred for tape media preparation and distribution upon receipt of invoice therefor.

                           (1) Site License. The site license will include
source code (except for the Kernel Software, which is owned or licensed by Interactive and which controls, protects and supports the Software, which is licensed in object code only) for the purpose of demonstration, development and support on computer systems at Distributor's Munich, Numb erg and Budapest offices. One (1) set of documentation will be provided for each site.

                           (2) Demonstration License. The demonstration license
will be Software object code only and will be for notebook or other form of portable computers for remote demonstration purposes.

                           (3) Trial License. The trial license will grant
temporary thirty (30) day end user licenses for the Software to allow prospective end users to evaluate the Software.

                           In addition, Interactive shall also be granting to
Distributor a license in the Software for its own internal use as discussed in
Section 15 below.

                  b. Appointment. Subject to the provisions and conditions of this Agreement, Interactive hereby appoints Distributor and Distributor hereby accepts such appointment as a non-exclusive distributor for the term of this Agreement with the right to:

                           (1) market Interactive's INFOFLO software and
associated third party software as Interactive shall designate from time to time for use with its INFOFLO software, including UniData and SB+ (collectively, the "Software"), in the countries of Germany and Hungary (the "Territory");

                           (2) sublicense, market and distribute the Software to
end users in the Territory;

                           (3) provide maintenance and support services for the
Software to end users in the Territory;

                           (4) use Interactive's trademarks and other
intellectual property in the Territory in accordance with the provisions of
Section 10 below.

                  c. Rights Retained by Interactive.

                           (1) Interactive shall be entitled to open an office
within the Territory in order to support Distributor as well as to make its own sales of the Software within the Territory.

                           (2) Interactive in consultation with Distributor
shall establish a control procedure to register prospective end users to help avoid Interactive and Distributor from competing directly against each other for any prospective account. The procedure and register will allow either Interactive or Distributor to confirm the end users they are actively marketing to and avoid conflicts. Once established, Interactive shall inform Distributor of the procedure and Distributor shall comply therewith.

                  d. Other Distributors.

                           (1) Distributor acknowledges that Interactive has or
may have from time to time in the future other non-exclusive and exclusive distributors throughout the world, including other non-exclusive distributors within the Territory. Both parties realize that in light of Interactive's international distribution of the Software, it is impractical and virtually impossible for Interactive to ensure that its various distributors are selling the Software or performing services only within their respective territories. Accordingly, Distributor agrees that Interactive shall not be liable or responsible in any way if any of its other distributors promote, sell, service, support or otherwise market the Software in the Territory.

                           (2) For accounts sold by Interactive and/or another
distributor within the Territory, if Distributor is involved as the local implementer, Distributor will receive compensation as shall be agreed upon between the distributors involved. In addition,

Distributor will receive one hundred percent (100%) of the revenue from any services which Distributor performs and which are contracted for by the end user. Distributor acknowledges that this shall apply to the extent Distributor is involved in multi-country sales outside of its Territory. Interactive will use its reasonable best efforts to avoid territorial disputes and establish methods to resolve disputes once they arise. Distributor agrees to allow Interactive to act as mediator in any such disputes.

                  e. JIT. Distributor specifically acknowledges that this Agreement does not include the right to distribute another product distributed by Interactive known as Just in Time Enterprise System ("JIT"). Interactive may establish a JIT sales and support operation in the Territory as it shall determine. Notwithstanding the foregoing, Interactive will pay a sales commission to Distributor for introduction and reasonable assistance in connection with the sale of a JIT system by Interactive. Such commission will be agreed to on a sale-by-sale basis, but the normal commission for introduction and reasonable assistance with sales meetings will be five percent (5%) of the software license fee, payable upon receipt of payment by Interactive from the end user. To the extent Distributor is involved in any such sales, Interactive will also consider use of Distributor for implementation and support services, with fees for such services to be negotiated at that time.

                  f. Term. The term of this Agreement shall commence on the date first set forth above and shall continue thereafter for an initial period of three (3) years, unless earlier terminated as set forth in this Agreement. Thereafter, so long as Distributor is meeting minimum sales quotas and is not otherwise in breach of this Agreement, this Agreement shall thereupon continue until terminated by Distributor giving not less than six (6) months' prior written notice to Interactive or as otherwise provided in this Agreement.

         3. OBLIGATIONS AND RIGHTS OF DISTRIBUTOR.

                  a. Marketing Activities. Distributor shall:

                           (1) At all times use its reasonable best efforts to
promote the Software in the Territory and satisfy market demand for the Software. Distributor shall commit a level of sales, pre-sales and post-sales resources to its INFOFLO Business Unit as shall be mutually agreed upon between Interactive and Distributor.

                           (2) At all times use its reasonable best efforts to
meet the relevant minimum sales quotas for the Software licensed in the Territory.

                           (3) Establish a separate resource plan. business plan
and minimum license target for each market within the Territory.

                           (4) License the Software to end users on terms
substantially identical to Interactive's Business Information System Sales Agreement, attached hereto as Schedule A, which includes an Equipment Schedule, Software Schedule, Implementation Support Schedule, Purchase Price Summary, Services Rate Schedule, Installation Certification. Third-Party Software Licenses and Third-Party Maintenance (collectively, the "BISSA"). Distributor acknowledges that Distributor will cause the BISSA (as well as all other agreements approved by Interactive for use with end users) to be translated into the local language of the end user and modified to reflect the relationship between the end user and Distributor as discussed further in Section 4 below. The BISSA and all related agreements shall be signed by an authorized officer of Distributor. Distributor shall not license the Software to end users except in accordance with the provisions of the BISSA. Distributor acknowledges that the BISSA and related agreements may be modified and/or replaced by Interactive from time to time; upon written notice from Interactive, Distributor shall modify and/or replace the BISSA and related agreements which it uses.

                           (5) Carry out pre-sale activities in the Territory in
relation to the Software including identifying potential end users, holding demonstrations and holding seminars regarding the Software in the Territory.

                           (6) Provide or purchase appropriate computer
equipment and/or Software which will permit it to demonstrate the Software to potential end users at both customer sites and appropriate Distributor locations.

                           (7) Provide technical assistance and maintenance
services to licensed end users of the Software in the Territory in accordance with best computing practice and the highest professional standards and including, but not limited to:

                                    (a)      installing new systems for end
                                             users in the Territory;

                                    (b)      training end users in the Territory
                                             in the use of the Software; and

                                    (c)      providing maintenance services
                                             directly to end users by
                                             maintaining a telephone help line
                                             manned by staff trained and
                                             competent in the Software during
                                             Distributor's normal business hours
                                             and fielding calls from end users
                                             who purchase maintenance services
                                             under the terms of the BISSA.

                  b. License Quotas. The parties have agreed to a joint business plan for both Germany and Hungary as defined in Distributor's Budget 96.1 document, which is attached hereto as Schedule B. The annual minimum license quotas for 1996, 1997, 1998 and 1999 will be sixty percent (60%) of the targets as defined in that Schedule. The annual minimum license quotas will then continue in subsequent years at sixty percent (60%) of the 1999 license revenue actually achieved, increasing each year by twenty percent (20%) compounded.

                  c. Prior Approval of Marketing. Distributor shall, before it uses Interactive's name, trademarks, copyrights or any other information related to Interactive or the Software, submit any proposed use to Interactive for its approval. Interactive's approval shall not be unreasonably withheld or delayed.

                  d. Activities Outside The Territory. Distributor shall not directly or indirectly seek end users of the Software in any country outside the Territory.

                  e. Marketing Trends. As part of the reports which Distributor will provide to Interactive under Section 5.a. Distributor shall keep Interactive informed of the state of the market for the Software in the Territory and any trends in relation to sale, marketing or use of the Software in the Territory.

                  f. Personnel. Distributor shall at all times during the term of this Agreement retain or otherwise maintain in the Territory at its disposal an adequate staff of specialized personnel, qualified to market and support the Software and to enable Distributor to fulfill its obligations under this Agreement.

                  g. Similar Products. During the term of this Agreement Distributor shall not directly or indirectly, either for itself or on behalf of another, be engaged in or act as an agent or representative in the development, publishing, distribution, maintenance or manufacture of computer software programs that are similar to or intended to compete directly with the Software. This restriction is not intended to limit Distributor from marketing (i) manufacturing execution software (MES), such as software for equipment maintenance, graphical work order scheduling, or data collection, nor (2) the SmartStream products from Dunn & Bradstreet.

                  h. Hardware. The parties acknowledge that Distributor will not be purchasing hardware from Interactive. Distributor acknowledges that the Software is designed to operate on certain Unix based systems, e.g. versions of HP/UX and SNI RM/SINIX as certified by Interactive. It will be Distributor's responsibility to make sure that the hardware it chooses to sell with the Software or otherwise recommend to end users is compatible with the Software.

                  i. End User Complaints. Distributor shall promptly inform Interactive of the nature of any complaint it may receive concerning the Software in the Territory or any matters coming to its notice which are relevant to the manufacture, sale, use or development of the Software.

                  j. Sub-Sellers or Sub-Distributors or Competing Services. Distributor shall not, without the prior written consent of Interactive, which consent may be withheld for any reason, appoint sub-sellers or sub-distributors of the Software. In addition, Distributor shall not license the Software to providers of computing services to third parties.

                  k. Compliance with Local Laws. Distributor shall ensure that the Software and agreements used with end users including, but not limited to the BISSA, shall comply with all relevant local laws and regulations and shall keep Interactive fully and promptly informed of all changes to such laws and regulations which could affect the Software in the Territory.

                  l. Export Laws and Regulations. Distributor shall not license, export, or otherwise dispose of the Software, program products or associated technical material to any person, firm, corporation, or governmental entity which Distributor knows, or has reason to believe will export, relicense, use or otherwise dispose of the Software, program products or associated technical material in any country or territory where the disposition is prohibited or regulated by any law or regulation of the United States of America or other country, without prior approval under law; provided this Section shall not apply to any regulated transaction if the United States of America or other country has expressly authorized such disposition and the transaction is otherwise lawful.

                  m. Good Faith. Distributor shall at all times act in good faith in the best interests of Interactive in the distribution of the Software.

                  n. Indemnity. Distributor shall indemnify and hold Interactive harmless from and against all claims, suits, demands, actions and proceedings, losses, liabilities, damages, costs and expenses including attorneys' fees which may arise or result from the marketing, distribution or licensing by Distributor of the Software in the Territory. Without limiting the generality of the foregoing, this includes claims related to improper or inadequate installation, maintenance or customization of the Software whether or not performed by Interactive, as well as any violation or alleged violation of Section 14 (Export Assurances) of the BISSA.

         4. TRANSLATION AND LOCALIZATION.

                  a. In General. Interactive and Distributor will provide a joint team to translate the Software to German and Hungarian and to localize the accounting and other functionality for the minimum requirements to be saleable in each market within the Territory. The translated and localized Software will include: (1) The user interface, (2) On-line help text, (3) Documentation, (4) Training guides, (5) Marketing materials, and (6) The BISSA and related agreements.

                           A specification for translation and localization will
be developed and agreed to by Interactive and Distributor prior to commencement of the work. A subset of the software will be translated to German for demonstration purposes by the end of third (3rd) quarter 1996. Completion of the German version is planned for end 1996. Completion of the Hungarian version is planned for end of second (2nd) quarter 1997.

                  b. Specific Interactive Responsibilities. Interactive will be responsible for:

                           (1) The technical infrastructure within the Software
to support multiple languages and localities.

                           (2) Ongoing maintenance of the translated and
localized product.

                           (3) Programming the necessary minimum localization
from the functional specifications provided.

                           (4) Providing the design, programming and
documentation resources required to upgrade the localized product following the release of a new English version of the Software.

                  c. Specific Distributor Responsibilities. Distributor will be responsible for:

                           (1) The initial translation of all text items from
English to German and Hungarian.

                           (2) Providing the translated deliverables back to
Interactive, so that Interactive can maintain the base product.

                           (3) Providing functional specifications for the
modifications required for the minimum localization required by the German and Hungarian markets.

                           (4) Providing translation resource to upgrade the
localized product when a new English release of the Software becomes available.

         5. REPORTS AND INSPECTION RIGHTS.

                  a. Reports. Distributor shall provide to Interactive on a monthly basis a sales progress report. The intent of these monthly reports is to track prospective customers and their special needs, and to forecast requirements and orders to assist Interactive in minimizing delivery lead times. Distributor's monthly sales reports shall include, without limitation, the following information:

                           (1) Names and addresses of all customers contracted
by Distributor.

                           (2) Status (e.g., initial inquiry, quote, buy
decision, special requests, sales probability, etc.)

                           (3) Forecast of all orders for succeeding ninety (90)
days.

                           (4) Summary of promotional activities during past
month and planned activities for ninety (90) days.

                           (5) Lost sales reports.

                           (6) Customer suggestions, if any.

                           (7) Customer complaints (following Interactive
Customer Complaint Standard Operating Procedures).

                  b. Maintenance Of Records. Distributor shall keep and maintain at all times during and for three (3) years after the termination of this Agreement at its principal business location, complete, accurate and up-to-date records concerning sales of the Associated Hardware, the licensing of the Software and the maintenance, support or service fees received by Distributor from end users together with all such information as may be necessary to calculate the payments due to Interactive under this Agreement.

                  c. Inspection. Interactive, or a designated representative, may upon reasonable notice and during Distributor's normal business hours, inspect the records of Distributor which pertain to the business operations associated with marketing and supporting the Software at Distributor's principal business location and take copies of them to determine whether the fees calculated by Distributor are accurate. Distributor shall immediately pay to Interactive any amount found to be due from Distributor to Interactive. If Distributor is found to have underpaid Interactive by two percent (2%) or more of the amounts which Distributor should have paid to Interactive, then Distributor shall also pay all fees and costs incurred by Interactive in the inspection. If Distributor is found to have underpaid Interactive by five percent (5%) or more of the amounts which Distributor should have paid to Interactive, the same shall be deemed a material breach of this Agreement.

         6. OBLIGATIONS OF INTERACTIVE.

                  a. Initial Training. Interactive shall provide Distributor with the initial training set forth on Schedule C attached hereto.

                  b. Initial Support. It is the parties mutual intention that Distributor become self-sufficient in sales, pre-sales, support and implementation services for the Software during the first twelve (12) months following the date of this Agreement. In support of this goal, during the first
(1st) twelve (12) months following the date of this Agreement, Interactive will provide, in support of Distributor's INFOFLO business unit, consulting assistance and advice with: (1) business planning; (2) marketing planning; (3) recruiting; and (4) set up of operations and procedures.

                           For qualified sales situations, and subject to the
scheduling and availability of resource, Interactive will provide: (1) sales and campaign assistance from the European Sales Manager or an appointed account manager; (2) pre-sales assistance from the European pre-sales consultant team; and (3) consultancy and advice in support of proposals.

                  c. Ongoing Service. From and following the first (1st) twelve
(12) months from the date of this Agreement, Interactive will provide, on an ongoing basis, distributor account assistance from its European Sales Manager or an appointed account manager. This assistance takes the form of regular business reviews, newsletters and procedures for: escalating issues, providing input to product development, obtaining customer references, and obtaining additional support.

                           Interactive may, in certain sales situations, and
where agreed to in writing, assist Distributor at no charge. However, the normal practice will be that, where Distributor does not have the skills or resources available, Distributor may request pre-sales or post-sales assistance from Interactive on a chargeable basis. Subject to scheduling and availability, and against a published fee schedule (Schedule D), Interactive will provide these services. In addition to sales and pre-sales assistance, the post-sales activities may include: consultancy, project management, education and training, technical support, and programming.

The rates set forth on Schedule D are subject to change on thirty (30) days' written notice from Interactive to Distributor.

                  d. Marketing Deliverables. Interactive shall provide Distributor with the marketing deliverables set forth on Schedule E attached hereto.

                  e. Warranties.

                           (1) Software Warranties. Interactive warrants for a
period of ninety (90) days after delivery and installation certification of the Software that each copy of the Software will, when properly copied by Distributor in accordance with Interactive's instructions from time to time, conform to the description of such Software as set forth in the then current user manual prepared for such Software by Interactive. In common with practice within the computer industry, Interactive does not warrant that the Software is error-free.

                           (2) Remedies for Breach. Distributor's exclusive
remedy for any breach by Interactive of the warranties set forth in subsection
(1) above shall be the right to obtain from Interactive the repair or replacement of non-conforming or defective Software.

                           (3) Intellectual Property Warranty and Indemnity.
Interactive hereby makes the same warranties and indemnities to Distributor as the Licensor makes to the Licensee as set forth in the BISSA and makes no other representations or warranties. Interactive's liability to Distributor shall likewise be limited to the same extent as the Licensor's liability is limited to the Licensee as set forth in the BISSA.

                           (4) Disclaimer. Except as expressly provided in this
Agreement, Interactive makes no representations, warranties or promises or implies any conditions with respect to the subject matter of this Agreement, whether expressed or implied (including, without limitation, any representation, condition, warranty or promise relating to suitability, fitness for a particular use, purpose, condition, conformity to any description or reasonable skill and care) and liability in tort (other than for negligence causing death or personal injury) is hereby excluded.

                  f. Software Maintenance. Interactive will provide, in support of Distributor's end users, the services described below for the fee set forth in Schedule D.

                           (1) Interactive will correct confirmed software
errors in the base Software. Corrections to the base Software will be provided to Distributor on a periodic basis at Interactive's discretion in the form of software updates. Distributor is responsible for maintaining its end users at the current update level, and at the latest Interactive approved levels of operating system and operating environment. Updates to the base Software may not include or accommodate customized software or modifications to Distributor's or its end users' Software.

                           (2) Interactive will notify Distributor of new
Software upgrades, including a list of enhancements included since the prior upgrade. Under the maintenance fee, Distributor's end users are entitled to each new Software upgrade at no additional license fee, but only for the number of users licensed and the software modules listed on the end user's license schedule. Upgrades to the base Software may not include or accommodate customized software or modifications to Distributor's or its customers' Software.

                           (3) Interactive will provide Distributor with
telephone hotline support, in support of the hotline support Distributor will provide to its end users. This service will be provided during Interactive's normal business hours in London, England. It will provide support for the purpose of identifying and diagnosing system problems associated with the Software and to answer general product questions in connection with use of the Software.

         7. PRICING, FEES AND PAYMENTS.

                  a. Anticipated Price. The current anticipated price list for the Software in the Territory at which Interactive and Distributor believe the Software can be sold is set out in Schedule F. However, Distributor is free to set the license, service and maintenance fees it charges end users for the Software and any other services provided by Distributor under this Agreement.

                  b. Payments from Distributor. In addition to payments provided for elsewhere in this Agreement, Distributor shall cause the following amounts to be paid to Interactive:

                           (1) Initial Distributor Fee. Distributor shall pay to
Interactive * for Site Licenses for Munich, Nurnberg and Budapest; Demonstration Licenses as required; End User Trial Licenses as required; marketing deliverables detailed in Schedule E; initial support as detailed in
Section 6.b.; and initial training package as detailed in Schedule C. Fifty percent (50%) of this amount will be paid within fifteen (15) days following mutual execution of this Agreement, with the fifty percent (50%) balance payable within fifteen (15) days following completion of the initial training.

                           (2) Software License Fee. Distributor shall pay to
Interactive a software license fee equal to * of the license fee being paid by the end user, but in no event shall this amount be less than * of the anticipated end user license fee set forth on Schedule F. This amount shall be paid thirty percent (30%) within fifteen (15) days following execution of the BISSA with the end user and the seventy percent (70%) balance within fifteen
(15) days following Software certification as defined in the BISSA.

                           (3) Maintenance Fee. On an annual basis, Distributor
shall pay to Interactive a Software Maintenance Fee equal to * of the original license fee as discussed in subsection (2) above. This fee will be paid within fifteen (15) days following the amounts being due from the end user to Distributor as provided in Interactive's Standard Maintenance Agreement, which is part of the BISSA.

                           (4) Fee for Professional Services. To the extent
Distributor or any end user engages Interactive's services, Interactive shall be paid for those services at the rates

*  Confidential Treatment Requested
set forth on Schedule D, which rates are subject to change on not less than thirty (30) days' prior written notice from Interactive to Distributor.

                  c. Responsibility for Taxes. Unless otherwise agreed in writing, Distributor shall bear the cost and shall be responsible for the timely payment of all relevant taxes, duties and assessments imposed upon Distributor in connection with the license, supply and/or maintenance of the Software and Associated hardware or the payments due to Interactive under this Agreement, including all sales tax, withholding tax and other taxes.

                  d. Late Payment. All amounts payable from Distributor to Interactive under this Agreement are due irrespective of payment arrangements agreed to between Distributor and the end user and irrespective of whether the end user has made payment. Late payment of sums due to Interactive shall bear interest at the rate of five percent (5%) above the base rate from time to time of Midland Bank plc from the date of due payment to the date of actual payment.

                  e. Form of Payment. All payments from Distributor to Interactive hereunder will be in Pounds Sterling by means of a company check, bank check or bank transfer to the bank account nominated by Interactive. Amounts to be paid by Distributor shall be deemed converted into Pounds Sterling at the exchange rates quoted on the last business day of such calendar month by the Bank of England. The form of currency provided herein may be changed by Interactive on not less than thirty (30) days' prior written notice and shall be effective as to all payments made by Distributor after the date specified in the notice, not to be less than thirty (30) days.

         8. CONFIDENTIALITY.

                  a. Confidential Information. Distributor acknowledges that it may learn from Interactive some of Interactive's confidential information about the Software or its business. Accordingly, Distributor agrees that the design, development and operation of the Software, in any form, are proprietary and confidential information and trade secrets of Interactive (collectively "Confidential Information"). Distributor shall not, directly or indirectly, disclose, copy, release and/or otherwise transfer Interactive's Confidential Information to any third party or entity at any time. Distributor can disclose the Confidential Information only to those of its employees who have a specific need to know to perform Distributor's obligations under this Agreement. Distributor shall not reverse engineer, compile, disassemble, or modify any of the Software at any time. Distributor further agrees not to directly or indirectly develop, apply, incorporate or use Interactive's Confidential Information in any research, commercial or other enterprises not part of this Agreement and/or develop or otherwise produce from the Confidential Information a corresponding software or product that is in any way similar to the Software or that could in any way compete with the Software in the marketplace. The terms of this Agreement are also confidential and shall not be disclosed by Distributor to any third party at any time.

                  b. Security Steps. Without limiting Distributor's obligations set forth in subsection a. above, the Distributor shall implement the following security steps in order to protect the confidentiality and security of Interactive's Confidential Information:

                           (1) implement internal procedures to limit, control
and supervise the use of the Confidential Information to those of its employees, agents and subcontractors who need access to that information for the purposes of this Agreement;

                           (2) notify Interactive in writing of any suspected or
known breach of the obligations under this Section 8 as soon as it becomes aware of such breach;

                           (3) utilize those security procedures it uses for its
own confidential information which it protects against unauthorized disclosure, appropriation or use.

         9. PROPRIETARY RIGHTS IN SOFTWARE.

                  a. Exclusive Ownership. Interactive shall retain sole and exclusive ownership of all right, title and interest in and to the Software and all related documentation. The foregoing retention of exclusive rights shall include all intellectual property rights in the Software and shall apply to all translations, modifications or enhancements made to the Software (including modified or customized Software), and all related documentation (including all versions of the user manual). Distributor agrees that it will not copy or use the Software except as authorized in this Agreement or as authorized in writing by Interactive.

                  b. Property Rights. Interactive shall solely own and have exclusive worldwide right, title and interest in all United States and foreign patents, trademarks, copyrights, trade secrets and all other intellectual property rights regarding the Software and all derivative works thereof, and Distributor shall vigorously protect and defend the same. Title to all Software shall always remain vested in Interactive.

                  c. Acknowledgement of Proprietary Rights. Distributor acknowledges and agrees that the Software constitutes a trade secret and proprietary information of Interactive. Interactive shall solely own and have exclusive worldwide right, title and interest in all United States and foreign patents, trademarks, copyrights, trade secrets and all other intellectual property rights regarding the Software and any algorithms, implementations and information received or developed under this Agreement or otherwise developed by Distributor which relates to the Software, including modifications and enhancements and improvements. All work created by Distributor under this Agreement. shall be considered a "work made for hire" under the United States federal copyright law and owned by Interactive. Distributor does not have and shall not be deemed to have any right, title or interest in the Software.

                           Distributor shall execute any and all documents,
applications and assignments reasonably required to secure to Interactive the full benefit of its property rights arising out of this Agreement, including by copyright registration or patent protection. During or after the term of this Agreement Distributor shall if requested by Interactive assist in defending or enforcing any copyright, patent or other proprietary right of which it is the author.

                  d. Restrictions on Use. Except as expressly provided or contemplated herein, Distributor shall not, at any time, disclose or disseminate the trade secrets embodied in the Software or any related documentation to any other person, firm, organization or employee. Under no circumstances may Distributor unlawfully decompile or reverse assemble any object code version of the Software or authorize (or purport to authorize) any third party to unlawfully decompile or reverse assemble any object code version of the Software.

                  e. LEGENDING. Distributor shall reproduce and include in all copies of the Software prepared by Distributor hereunder the copyright notices and proprietary legend(s) of Interactive as supplied by Interactive and shall not delete, obscure or alter them.

         10. TRADEMARKS. Distributor shall use the following trademark currently used by Interactive in connection with Distributor's sublicense of the Products:
"INFOFLO," "Interactive" and Interactive's logo. Distributor shall not use private label or use any other trade names or trademarks regarding the sale or promotion of the Software. Distributor also agrees that it will not remove, modify or place anything over the serial, model or revision level numbers, "manufactured by" labels, trademarks, patent notices, copyright notices and/or any other identification markings on the Software or the containers for the Software. Interactive, in its sole discretion, may at any time modify or discontinue the use of any trademark and/or use additional or substitute names or marks. Interactive shall notify Distributor of any such change, and Distributor shall immediately comply with the change in names or marks.

         11. TERMINATION.

                  a. Distributor may terminate this Agreement by serving written notice in accordance with Section 2.f above.

                  b. If Distributor shall fail to meet the relevant minimum license quotas for any year of this Agreement as discussed in Section 3.b, Interactive may, in addition to any other rights granted to it in this Agreement, terminate this Agreement by serving not less than thirty (30) days' written notice on Distributor.

                  c. Interactive shall have the right to terminate this Agreement immediately if:

                           (1) Distributor shall enter into liquidation,
receivership or official management in any jurisdiction (other than a members' voluntary liquidation for the purpose of a bona fide solvent reconstruction) or into any arrangement for the benefit of its creditors; or

                           (2) Distributor shall commit a material breach of the
terms of this Agreement and the same shall not have been remedied within thirty
(30) days after written notice shall have been given by Interactive. If any provision of this Agreement calls for mutual agreement between the parties, and if mutual agreement is not reached, and if no other remedy for failure to reach mutual agreement is expressly provided for, the same shall be deemed a material breach of this Agreement; or

                           (3) Distributor merges or consolidates with or sells
substantially all of its assets to another corporation, or dissolves, liquidates or otherwise terminates its existence, or ceases or threatens to cease to carry on business; or

                           (4) if, without the written agreement of Interactive,
there is a change in the control of Distributor which Interactive reasonably considers to be prejudicial to its interests.

                  d. If both parties agree in writing that the marketing and sale of Software is not commercially viable in the Territory, then either party shall have the option to terminate this Agreement by giving at least sixty (60) days' prior notice in writing to the other party.

         12. CONSEQUENCE OF TERMINATION. If this Agreement shall terminate:

                  a. All rights granted to Distributor under this Agreement shall terminate and its appointment as a distributor of Interactive shall cease except where termination is due to the insolvency of Distributor or material breach by Distributor, to the extent that Distributor has any existing orders for Software or services outstanding at the date of termination, Distributor shall be entitled to fulfill them. Upon termination of this Agreement, Distributor shall immediately cease all marketing activities in respect of the Software and the use of the Marks.

                  b. Distributor shall immediately deliver to Interactive all copies of the Software, the Confidential Information and the user manuals together with all copies of any and all information, documents and materials related to them or the marketing of the Software.

                  c. Distributor shall pay Interactive, within thirty (30) days after such termination, all amounts that are owed to Interactive under this Agreement.

                  d. Distributor shall prepare and deliver to Interactive within thirty (30) days following termination of this Agreement, a written report containing the information described in section 5.a above and a detailed summary of:

                           (1) the status of negotiations with potential end
users of the Software in the Territory;

                           (2) the terms and conditions of any agreements,
arrangements or understandings, whether written or oral, Distributor may have entered into with respect to the Software or the marketing or maintenance of them in the Territory;

                           (3) any services which Distributor may have an
obligation to render under any BISSA; and

                           (4) copies of all BISSA granted by it to end users
then in force.

                  e. Distributor shall have no further rights in the Software or the copyright, Marks, patents or Confidential Information of Interactive. Upon the request of Interactive, Distributor shall, at its own expense, execute and deliver to Interactive such instruments and take all other action as Interactive deems necessary to ensure the termination of any such rights which Distributor might otherwise have (including where the Marks are used in signs, advertising or in any other manner Distributor shall, upon termination of this Agreement, immediately discontinue all such use and display thereof) and to vest in Interactive every interest in the said Software, copyright, Marks, patents and Confidential Information.

                  f. Interactive shall continue to provide to end users warranty services and/or maintenance services required pursuant to the BISSAs then in effect with those end users. The termination of this Agreement shall not affect the continuation of the BISSAs. The form of the BISSA which Distributor utilizes with end users shall contain the following clause:

                           Upon receipt of written notice from Interactive, Licensee shall make all future payments to Interactive and Interactive shall thereupon assume and perform all of the obligations of Licensor under this Agreement.

                  g. Without prejudice to any accrued rights of the parties to the date of termination, no compensation of any kind shall be payable by Interactive to Distributor.

                  h. Distributor shall not thereafter hold itself out as connected with Interactive in any way.

         13. FORCE MAJEURE. Except as it concerns the payment of money from Distributor to Interactive, neither party shall be liable for failure or delay in performing any of its obligations under this Agreement if such failure or delay is occasioned by compliance with any government regulation, request or order or any circumstances beyond the reasonable control of the defaulting party. This includes Acts of God, insurrection, war, fire, flood, accident, labor strike or inability to obtain materials, supplies, power or equipment necessary to enable such party to perform its obligations under this Agreement. Each party shall:

                  a. promptly notify the other in writing of any such event of Force Majeure, the expected duration of it and its anticipated effect on its ability to perform its obligations under this Agreement; and

                  b. make reasonable efforts to promptly overcome the delay occasioned by any such event.

         14. ENFORCEMENT. Distributor and Interactive agree that Interactive will be irreparably harmed and money damages would be inadequate compensation to Interactive in the event Distributor and/or any of its end users breach any provision of this Agreement. Accordingly, all the provisions of this Agreement shall be specifically enforceable by injunctive and other relief against Distributor in the event Distributor breaches any provision of this Agreement. For any breach of the BISSA, Interactive shall be entitled to pursue injunctive and other relief against Distributor and/or the end user. Sections 3.m (Indemnity), 5.b (Maintenance of Records), 5.c (Inspection of Records), 8 (Confidentiality), 9 (Proprietary Rights In Software), 12 (Consequence of Termination), 20 (Arbitration), 21 (Attorneys' Fees) and 25 (Governing Law) shall survive any termination or expiration of this Agreement.

         15. INFOFLO LICENSE FOR INTERNAL USE. Distributor shall obtain a license for a sixteen (16) user software system for its internal use installed on two (2) computer systems subject to the provisions, conditions and fees set forth on Schedule G concurrently with the execution of this Agreement. Distributor shall execute and deliver to Interactive Interactive's standard BISSA concurrently with the execution of this Agreement.

         16. RELATIONSHIP OF PARTIES. The parties constitute separate and independent businesses. The parties are not partners or co-venturers and have no right to act on behalf of each other or otherwise bind each other.

         17. SCHEDULES. All Schedules referenced herein are hereby incorporated herein by reference.

         18. NOTICES. Any notice from one party to another shall be delivered either personally, via facsimile or by recognized international courier (i.e., DHL, Federal Express, etc.), postage fully prepaid, addressed as follows:

                  INTERACTIVE:      Interactive Group, Inc.
                                    5095 Murphy Canyon Road
                                    San Diego, CA 92123
                                    USA
                                    Fax No.(619)565-8570

                  DISTRIBUTOR:      evosoft Softwarevertrieb GmbH
                                    Marienbergstrasse 80
                                    90411 Nurnberg
                                    Germany
                                    Fax No. +49 911 955 9290

                  Any notice being delivered within the continental United States shall be deemed delivered upon (a) personal service, or (b) transmission via facsimile (with the original thereof to be immediately sent via mail, postage prepaid), or (c) forty-eight (48) hours after the time of deposit with the recognized international courier, as the case may be. In the event any party changes its address, such change of address shall be communicated to the other party in the manner set forth in this numbered paragraph.

         19. AMENDMENT. This Agreement shall be amended only by a writing signed by the parties. If such a written amendment is entered into, such written amendment shall modify only the provisions of this Agreement specifically modified and shall be deemed to incorporate by reference, unchanged, all remaining provisions of this Agreement.

         20. ARBITRATION.

                  a. Except as it relates to claims concerning Interactive's intellectual property, as discussed further in Section 25 of this Agreement, which claims shall be brought in the United States District Court located in San Diego, California, USA, and jurisdiction for which the parties hereby consent, all other claims or disputes between the parties arising out of or relating to this Agreement, which claims or disputes cannot be mutually resolved between the parties shall be decided by arbitration in London, England, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce London Court of Arbitration. The London Court of Arbitration shall administer the arbitration and who shall be appointing authority to appoint three (3) arbitrators. In the event of any conflict between the Rules and this Article, the provisions of this Article shall govern. The parties hereby agree to exclude any right of application or appeal to the English courts in connection with any question of law arising in the course of reference out of the award. The language used throughout the arbitration shall be English. The rights and obligations of the parties under this Agreement and in the arbitration shall be governed by the local, domestic law of England.

                  b. The parties agree that after either has filed a Notice of Demand for arbitration of any dispute subject to arbitration under this Agreement, they shall, upon request, make discovery and disclosure of all materials relevant to the subject of the dispute. The arbitrators shall make the final determination as to any discovery disputes between the parties. Examination of witnesses by the parties and by the arbitrators shall be permitted. A written transcript of the hearing shall be made and furnished to the parties, if so requested by either party. The cost of this transcript shall be borne by the party(ies) requesting the transcript.

                  c. The arbitrators shall state the reasons upon which the award is based. The award of the arbitrators shall be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction. An application may be made to any such court for a judicial acceptance of the award and an order for enforcement. The parties acknowledge that this Agreement and any award rendered pursuant to it shall be governed by the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

         21. ATTORNEYS' FEES. In the event any party shall be required to commence any action or proceeding against the other party by reason of any breach or claimed breach of any provision of this Agreement, to commence any action or proceeding in any way connected with this Agreement, or to seek a judicial declaration of rights under this Agreement, the person prevailing in such action or proceeding shall be entitled to recover from the other person, or to be reimbursed, the prevailing person's actual attorneys' fees and costs including, but not limited to, expert witness fees, witness fees, and any and all other fees and costs, whether or not the proceeding or action proceeds to judgment.

         22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal administrators, legal representatives, successors and assigns.

         23. CONSTRUCTION. Whenever used in this Agreement as the context requires, the singular number shall include the plural, the plural number shall include the singular, the masculine gender shall include the feminine and neuter, the feminine gender shall include the masculine and neuter, and the neuter gender shall include the masculine and feminine.

         24. HEADINGS AND CAPTIONS. The headings and captions at the beginning of various paragraphs and subparagraphs of this Agreement shall not be construed to be a substantive part of this Agreement and shall not in any way define, limit, expand or affect any provision of this Agreement.

         25. GOVERNING LAW. Except as it concerns intellectual property rights, this Agreement shall be governed under the laws of England. With respect to intellectual property rights, including, but not limited to, patents, copyrights, trademarks, confidential information and the like, such rights will be governed by the laws applicable in the State of California, including applicable federal law.

         26. FURTHER ACTS. Each party shall perform any further acts and sign and deliver any further documents that are reasonably necessary to carry out the provisions of this Agreement.

         27. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior or contemporaneous written or oral agreements between the parties. There are no representations, warranties, agreements, arrangements, or understandings, oral or written, between the parties relating to the subject matter of this Agreement except as set forth in this Agreement.

         28. COUNTERPARTS. This Agreement may be signed in one (1) or more counterparts, each of which shall constitute an original but all of which together shall be one (1) and the same document.

INTERACTIVE GROUP, INC.,                    evosoft SOFTWAREVERTRIEB GmbH,
a Delaware corporation                      a German corporation

By:  /s/ Robert C. Vernon                   By:  /s/
     ----------------------------------          --------------------------

     Its: Chairman and CEO                       Its:
          -----------------------------               ---------------------

                               LIST OF SCHEDULES


Schedule A        Business Information Systems Sales Agreement

Schedule B        Distributor's Budget 96.1 for License Quotas

Schedule C        Initial Training Package

Schedule D        Interactive Rate Schedule

Schedule E        Marketing Deliverables

Schedule F        Anticipated Prices

Schedule G        Infoflo License for Internal Use

                                                                       EXHIBIT A

[INTERACTIVE LETTERHEAD]




                          Business Information System


                                SALES AGREEMENT



                    Customer: _____________________________



                    Effective Date: _______________________



                    Agreement Number: _____________________

                                     Business Information System Sales Agreement


         Table of Contents                                              Page
         1.       Executive Summary ................................       1

         2.       Definitions ......................................       1

         3.       Purchase and Sales Agreement .....................       1

         4.       Prices and Payment ...............................       1

         5.       Delivery, Title and Risk of Loss .................       2

         6.       Site Preparation .................................       2

         7.       Software Licenses ................................       2

         8.       Security Interest ................................       3

         9.       Installation Certification .......................       3

         10.      Implementation Support ...........................       3

         11.      Limited Warranties ...............................       4

         12.      Software Maintenance .............................       4

         13.      Remedies .........................................       5

         14.      Export Assurances ................................       6

         15.      General Terms ....................................       6

         16.      Acceptance .......................................       6

         Schedule A
               A-1      Equipment Schedule

               A-2      Software Schedule

               A-3      Implementation Support Schedule

               A-4      Purchase Price Summary

               A-5      Services Rate Schedule

               A-6      Installation Certification

               A-7      Third-Party Software Licenses

               A-8      Third-Party Maintenance

Business Information System Sales Agreement                                   1
-------------------------------------------------------------------------------

1.  EXECUTIVE SUMMARY

This Agreement describes and specifies the terms and conditions for Customer's purchase of a business information system (the "System") from Interactive. The System is fully integrated and comprised of the computer equipment, operating software, application software, third-party software, documentation, implementation support, and maintenance services as specifically listed in Schedule A.

The basic components of the System have been field-proven to be capable, reliable and compatible. Like every sophisticated computer system, however, the successful implementation of the system will depend on the cooperative effort of the Customer and Interactive in an interrelated process of system certification, implementation and maintenance.

2.  DEFINITIONS

2.1 "Base Software" means Interactive's standard version of the Interactive Software unmodified by or for a customer.

2.2 "Confirmed Software Errors" means actual coding errors, failure of software to substantially perform program functions specified in the applicable User Manuals or Specifications, or errors in the Documentation, any of which are determined by Interactive to exist.

2.3 "Customized Software" means that specific application software code modified or developed by Interactive from the Base Software for a customer as defined by the Specifications therefore.

2.4 "Delivery" means physical delivery of substantially all equipment and/or software media to Customer's premises. Delivery does not imply Installation Certification or implementation of the system sold under this Agreement. Delivery will be deemed to have occurred despite the absence of incidental components which may not have been delivered with the Primary Equipment.

2.5 "Documentation" means manuals and specifications, instructions or other writings related to equipment, software and services hereunder. Documentation does not include program or source code listings.

2.6 "Effective Date" means the date upon which this Agreement becomes a binding contract as established when signed by the Customer and an authorized officer of Interactive.

2.7 "Installation Certification" means the process of running the Primary Equipment and the Interactive Software under a procedure to demonstrate delivery and basic interoperability of system components as specifically defined in Schedule A-6.

2.8 "Interactive Software" means the application software and related documentation owned by or licensed by Interactive that is specified in Schedule A-2. "Application" means the business/commercial requirement or process to which the software is applied, e.g., inventory control, general ledger.

2.9 "Kernel Software" means the software owned or licensed by Interactive which controls, protects, and supports the Interactive Software specified in Schedule A-2 (as applicable).

2.10 "Object Code" means any instruction or set of instructions in machine-readable form.

2.11 "Operating Environment" means system and support software which controls and manages the database, application development, and user interface functions of the System. The two principal components of the Operating Environment include the following:

2.11.1 "Database Software" means software that controls a data structure containing interrelated information stored so as to optimize accessibility, control redundancy, and offer multiple views of the data to multiple application programs.

2.11.2 "User Interface/Developer (4GL)" means support software which (1) manages the user interface functions of the application software, e.g. menus, windows, and (2) provides the tools for developing and maintaining application software, e.g. 4th generation language (4GL), screen painter.

2.12 "Operating System" means system software controlling the overall operation of computer system resources, for example, input and output distribution, interrupt processing, memory allocation, file handling, and communications.

2.13 "Primary Equipment" means the computer system equipment comprised of processors, memory, data storage, and communications subsystems as described in Schedule A-1, but excluding peripheral equipment, such as video display terminals, multiplexors and printers.

2.14 "Software" means all of the computer software supplied by Interactive hereunder.

2.15 "Software Upgrade" means a new version of Base Software incorporating new features and enhancements.

2.16 "Software Update" means a revision to a Software Upgrade of the Base Software to provide corrections.

2.17 "Source Code" means the original mnemonic or high-level statement versions of a program language.

2.18 "Specifications" means the detailed application software design document which defines the Customized Software, including a statement of the required hours to program, test, and implement.

2.19 "System" means the primary Equipment, Operating System, Operating Environment, Interactive Software, and Third-Party Software supplied by Interactive hereunder.

2.20 "Third-Party Software" means software packages other than Interactive Software that is marketed and/or supported by Interactive but owned by persons or entities other than Interactive.

2.21 "User Manual" means that subset of Documentation which contains user instructions for operation of a program, set of programs, or system hereunder.

2.22 "Users" means the maximum number of independent processes and/or devices attached directly or networked to the Primary Equipment, as configured in Schedule A-1, which are permitted by this Agreement to be in concurrent operation on the Software. Users include but are not limited to data input and output devices, background/batch processes, and communications equipment. Notwithstanding this definition, Users exclude data printers which are attached to the Primary Equipment for output purposes only.

3.  PURCHASE AND SALE AGREEMENT

3.1 Interactive agrees to sell and Customer agrees to purchase the equipment, software licenses and supporting services as specifically described in Schedule A in accordance with the terms and conditions of this Agreement.

4.  PRICES AND PAYMENT

4.1 The prices for each major system component purchased hereunder are listed in Schedule A-4. Customer agrees to pay to Interactive a deposit equal to thirty percent (30%) of the Total System Purchase Price (Schedule A-4) upon signing of this Agreement. This deposit will be fully refundable until this Agreement becomes effective by Interactive signing it (the "Effective Date").

4.1.1. Interactive reserves the right not to deliver equipment and/or software, or any part thereof, until credit approval and/or lease approval (if applicable) has occurred.

2                                    Business Information System Sales Agreement
--------------------------------------------------------------------------------

4.2 The balance of the Total System Purchase Price shall be due and payable upon successful completion of the Installation Certification, less the unpaid balance of the Implementation Support charges (Schedule A-3), for which payment shall be made on a monthly basis as the work is incurred, and less payment for any incidental items not yet delivered, for which payment shall be made upon their Delivery and installation. Should Customer elect to obtain third party financing for purchase of the system, it shall notify Interactive as soon as possible, but no later than ten (10) working days after contract signing, and shall work diligently to secure said financing so as to not delay Delivery. Interactive shall be under no obligation to deliver Equipment and/or Software until it receives a valid purchase order or firm letter of commitment from such financing company. Should Customer obtain third party financing for the Total System Purchase Price, Interactive shall not be obligated to refund the deposit until the lease or loan has been funded and Interactive has been paid in full. For purposes of this Agreement, the term "financing" includes but is not limited to leasing.

4.2.1 If Customer acquires the system via a lease, this Agreement shall be incorporated by reference in the lease agreement and the terms and conditions herein shall supersede any purchase order, assignment agreement, or other contract of the lessor. Notwithstanding a lease, Customer shall continue to be fully obligated under this Agreement.

4.3 The Interactive Software maintenance fee listed in Schedule A-2, for services provided under section 12 herein, shall be invoiced monthly in advance. Interactive's invoices for monthly maintenance, support services, travel, and other services, expenses or charges shall be due and payable within 10 days after receipt of invoice.

4.4 Customer shall be solely responsible for payment or reimbursement to interactive of all sales, use, or similar taxes imposed upon this transaction by any level of government, whether due at the time of sale or asserted later as a result of audit of the financial records of either Customer or Interactive. Customer shall also pay all personal property taxes levied by government agencies based upon Customer's use or possession of the Equipment or Software acquired or licensed in this transaction.

4.5 All amounts due and payable to Interactive hereunder shall, if not paid when due, bear interest at one and one half percent per month, from the due date until paid. Interactive reserves the right to discontinue the services and support provided herein should Customer fail to pay any amount specified in the Agreement when due.

5.  DELIVERY, TITLE AND RISK OF LOSS

5.1 Interactive will make best efforts to effect Delivery of the equipment and/or software within ninety days of the Effective Date of this Agreement, subject to the provisions of paragraph 15.1, below.

5.2 Title to the equipment, if purchased hereunder, shall not pass to Customer until the Total Equipment Purchase Price hereunder has been fully paid. Interactive retains a security interest in the equipment, if purchased hereunder, as more fully provided in paragraph 8, below. Title to software shall remain in Interactive or other owner(s) of software under paragraph 7 of this Agreement, "Software Licenses."

5.3 Interactive shall bear the risk of loss of, or damage to equipment purchased hereunder until Delivery to Customer. Thereafter, all risk of loss to or damage of the equipment shall be borne by Customer. Customer agrees to maintain insurance at least equal to the purchase price of the equipment until the purchase price is completely paid to Interactive. Such insurance shall name Interactive as an additional insured and as loss payee for damage or destruction of the equipment.

5.4 In addition to Total System Purchase Price, Customer agrees to pay for all shipping charges associated with Delivery of equipment purchased hereunder.

6.  SITE PREPARATION

6.1 Customer agrees to provide, at its own expense, those facilities and equipment deemed necessary by the manufacturer or Interactive to at least meet the manufacturer's minimum requirements for proper electrical power quality, equipment cooling, and other computer facility resources. Such facilities and equipment shall be in place and operational prior to Delivery of the equipment.

6.2 Interactive shall assist customer in meeting its obligations under paragraph 6.1 by providing the necessary guidelines and specifications for site preparation. A site survey will be conducted by the equipment manufacturer or Interactive if required, for the fee listed in Schedule A-3. Interactive will arrange for additional direct support services from the manufacturer, if requested by Customer at Customer's own expense.

A site survey, if required, includes discussion of preparation and installation requirements relevant to Customer's system. This includes physical, electrical and environmental requirements applicable to Customer's system. Before schedule delivery, a verification will be performed on site or by telephone to ensure Customer's site meets the stated requirement. The fulfillment of any requirements or recommendations resulting from this survey shall be the responsibility of Customer at Customer's own expense.

7.  SOFTWARE LICENSES

7.1  Operating System and Operating Environment Software

7.1.1 Title to the Operating System and Operating Environment Software listed in Schedule A-2 remains in the owner of such software and its use by Customer is granted under the owner's license agreement or an end-user sub-license issued by Interactive and included in Schedule A-7.

7.2  Interactive Software

7.2.1 Title to the Interactive Software listed in Schedule A-2 remains in Interactive. In consideration of the software license fees paid under this Agreement, Customer is granted a limited, single-use, nonexclusive, nontransferable license to use the Interactive Software for Customer's own internal business operations as required to operate a single, integrated database, and to make backup and archival copies as reasonably deemed necessary by Customer, provided that Interactive's copyright notice and other proprietary markings are reproduced on such copies. Interactive retains all rights to the Interactive Software not expressly granted in this Agreement. The Interactive Software provided under this license may be used by no more than the total number of Users specified in Schedule A-2 and only on the central processing system designated in Schedule A-1 or on a temporary backup system in the event Customer's Primary Equipment fails. Software may not be used to operate a service bureau or time-sharing service.

7.2.2 Customer shall not copy, translate, rent, sell, sublicense, create derivative works, decompile, disassemble, reverse engineer, or transfer the Interactive Software or Documentation, or permit others to do said acts, except as provided in this Agreement. Any such unauthorized use shall result in immediate and automatic termination of this license. Any modifications made to the Interactive Software by the Customer, its employees, agents or contractors, will not in any way diminish the copyright, trade secret, or other proprietary rights of Interactive in the Interactive Software.

7.2.3 The Interactive Software granted in this Agreement includes Source Code, except for the Kernel Software, which is licensed in Object Code only. The scope of this Source Code license is limited to maintenance support of the Interactive Software. Should Customer desire to contract with an outside agent or contractor, other than Interactive, to perform maintenance support of the Interactive Software, then customer must obtain prior written consent from Interactive. Such consent will not be unreasonably withheld, but will require that said agent or contractor execute a non-disclosure agreement of a form acceptable to Interactive.

Business Information System Sales Agreement                                   3
-------------------------------------------------------------------------------


7.2.4 The terms of this license shall be for as long as Customer complies with the terms and conditions of this Agreement. If Customer violates these terms and conditions and fails to remedy the violations within thirty (30) days after written notice by Interactive, the Interactive Software license may be terminated and the Software rendered unusable. Upon termination, Customer shall return all copies of the Interactive Software and Documentation to Interactive.

7.2.5 Customer understands and agrees that the Interactive Software and all Documentation related thereto constitute the valuable properties and trade secrets of Interactive, owner of the copyright to said software, embodying substantial creative efforts which are secret, confidential and not generally known by the public, and which secure to Interactive a competitive advantage.

7.2.6 Customer agrees during the terms of this license and thereafter to hold the Interactive Software, including any copies of it, and the Documentation in strict confidence and to not permit any person or entity to obtain access except as required for Customer's own internal use. Any person permitted access to Source Code licensed under this Agreement shall be required to agree in writing to comply with the terms of this paragraph 7.2. Customer shall inform Interactive promptly in writing of any actual or suspected unauthorized use, copying, or disclosure of the Interactive Software or Documentation related to it.

7.2.7 On Interactive's written request, not more frequently than annually, Customer shall furnish Interactive with a signed certification (a) verifying that the Software is being used pursuant to the terms of this Agreement, including any user limitations; and (b) listing the locations, types and serial numbers of the Primary Equipment on which the Software is run.

Interactive may, at its own expense, audit the number of copies of the Software in use by Customer, the Primary Equipment on which the Software is installed, and the number of users using the Software. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has underpaid fees to Interactive, Customer shall be invoiced for such underpaid fees based on the then-current license fees at the time the audit is completed; if the underpaid fees exceed five percent (5%) of the license fees paid, the Customer shall also pay Interactive's reasonable costs of conducting the audit. Audits shall be conducted no more than once annually.

7.2.8 The obligations under this paragraph 7.2 shall survive the termination or rescission of this Agreement.

7.3     Third-Party Software

7.3.1 Title to Third-Party Software listed in Schedule A-2 (if any) remains in the owner of such software and its use by Customer is granted under the owner's license agreement or an end-user sub-license issued by Interactive and included in Schedule A-7, which Customer agrees as applicable, to sign coincident with the execution of this Agreement. Customer understands and agrees that unless Interactive is a party to these third-party licenses, all warranties and remedies for such software are provided directly or by its owner/licensor.

7.4     Confidentiality of Customer Information

7.4.1 Interactive agrees to maintain Customer's confidential business information to which Interactive gains access in confidence and to not disclose such information except as required to perform hereunder. Notwithstanding the above, Interactive may use knowledge and information learned as a result of its work hereunder to make modifications and enhancements to the Interactive Software without restriction. Customer shall acquire no rights to the Interactive Software as a result of such use, whether as author, joint author, or otherwise.

8.      SECURITY INTEREST

8.1 Interactive retains and Customer hereby grants to Interactive a purchase money security interest in the equipment purchased hereunder, if any, and in all accessions to, replacement of, and proceeds from said equipment, as security for the payment of the Total Equipment Purchase Price. As used in this paragraph, "proceeds" includes whatever is receivable or received when proceeds or collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance related thereto. This Agreement, or a copy of it, may be filed with appropriate authorities at any time after signature by the Customer as a financing statement and/or a chattel mortgage in order to perfect Interactive's security interest. Such filing does not constitute acceptance of this Agreement by Interactive. Customer agrees to sign financing statements and other documents as Interactive reasonably requires to perfect its security interest. Such security interest will be released upon full payment of the Total System Purchase Price, less the unpaid balance of the Implementation Support charges, to Interactive.

8.2 Until full payment for the equipment is made, Customer shall maintain the equipment in good order and repair at Customer's expense, except as otherwise provided under warranty provisions of this or other Agreements, and shall not use the equipment in a manner that would subject it to waste or undue deterioration. Customer shall not, without the prior written consent of Interactive, sell, lease, encumber or otherwise dispose of the equipment or any part of it until Interactive's security interest hereunder has been released.

8.3 Should Customer (i) fail to pay any amount specified in this Agreement when it becomes due, (ii) fail to perform any provision of this Agreement to be performed by it, (iii) make an assignment for the benefit of creditors, (iv) suffer the appointment of a receiver for any substantial part of its assets,
(v) institute any proceedings for dissolution of full or partial liquidation, or (vi) commence proceedings in bankruptcy for liquidation or reorganization, Customer shall be in default of this Agreement under Division 9 of the Uniform Commercial Code of California, and Interactive shall have the rights and remedies afforded a secured party by the chapter on "Default" of Division 9 of the Commercial Code then in effect. For defaults under sub-paragraphs (i) and
(ii) above, Customer shall have thirty (30) days to cure said default after the date of written notice from Interactive. In conjunction with the above-named chapter, but not by way of limitation, Interactive may: Require Customer to assemble the equipment and software and make it available to Interactive at Customer's premises or such other location as is mutually agreed by the parties; render the Software unusable, and apply the proceeds received from the sale or other disposition of the equipment to, in addition to the items specified in Division 9 of the Commercial Code, payment of reasonable attorney's fees and legal expenses incurred by Interactive as a result of Customer's default.

9.      INSTALLATION CERTIFICATION

9.1 Upon Delivery of the purchased Primary Equipment, if any, and Software or within a reasonable time thereafter, Interactive will conduct the Installation Certification procedure specified in Schedule A-6 for the Interactive Software to demonstrate Total System installation and interoperability. Installation Certification will be performed for the fee listed in Schedule A-3 and includes loading of the Software onto the Primary Equipment and the installation of the Software and/or peripheral equipment necessary to test the operation of one video display terminal or personal computer and one printer. Customer agrees to cooperate fully with the Certification process, and upon successful completion of this test procedure to acknowledge satisfactory completion by endorsing Schedule A-6.

10.     IMPLEMENTATION SUPPORT

10.1 Interactive will provide those implementation support services described in Schedule A-3 which will be reported and billed monthly as the work is performed. Any support services desired by Customer in excess of those specified in this

4                                  Business Information System Sales Agreement
------------------------------------------------------------------------------


Agreement will, subject to the availability and scheduling of Interactive personnel, be provided by Interactive at its then-current preferred rates, plus expenses.

10.2 Product Orientation and General Education Classes will normally be held at Interactive's facilities, while all other implementation and training services will be normally conducted at Customer's location. Customer agrees to make personnel available for education and training pursuant to the training schedules jointly prepared by Customer and Interactive.

11.     LIMITED WARRANTIES

11.1 Equipment, Operating System, Operating Environment, and/or Third-Party Software purchased or licensed under this Agreement (if any) are warranted by the manufacturers/licensors thereof. Accordingly, and unless otherwise provided in Schedule A-7, Interactive makes no warranties of any kind with respect to such equipment and/or software, except that such equipment and/or software shall be compatible (i.e., shall operate together without conversion or modification) when used and maintained as specified as instructed. However, Interactive will provide reasonable assistance to Customer in making claims on such warranties and will pass through any warranties granted to it.

11.2 Interactive warrants that for a period of ninety (90) days after Installation Certification it will correct Confirmed Software Errors in the Base Software which are reported to it within said period. Interactive does not warrant that said software is error free.

11.3 As more fully described in paragraph 12 "Software Maintenance", during a ninety (90) day period after Delivery and installation of such Software, Interactive will correct Confirmed Software Errors in Customized Software within the fee quoted for such software in compliance with Specifications. Interactive does not warrant that said software is error free.

11.4 Software errors reported outside the warranty period, will be corrected under the provisions of paragraph 12, "Software Maintenance." Interactive shall not be liable for, but will correct as soon as reasonably possible, any errors in the User Manuals.

11.5 INTERACTIVE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.     SOFTWARE MAINTENANCE

12.1 Description. Interactive hereby assumes the obligation to maintain and support the Interactive Software on the Primary Equipment as described herein. The service rates referred to below are preferred service rates for customers on a maintenance contract. All services provided under this Agreement will be performed on a priority basis over customers who are not under a maintenance contract. If Customer is not on a maintenance contract, Software maintenance support will provided at Interactive's then-prevailing standard rates plus expenses.

12.2 Software Error Correction. Interactive hereby assumes the obligation to correct Confirmed Software Errors, as described below.

12.2.1 Interactive will correct Confirmed Software Errors in the Base Software on the Primary Equipment under the maintenance fee. Correction of the Confirmed Software Errors to Customized Software or to software modified by Customer or a third party, will be billed at Interactive's preferred service rates. In addition to correcting Confirmed Software Errors reported by Customer, Interactive agrees to correct bona fide errors reported against the same Base Software by other customers, or as otherwise identified by Interactive. Customer agrees not to attempt correction of apparent errors in Base Software while this Agreement is in effect, except as authorized by and/or under the direction of Interactive.

12.2.2 Corrections to the Base Software will be provided to Customer on a periodic basis at Interactive's discretion in the form of Software Updates to the Base Software. In order to accommodate Software Updates, Customer agrees to maintain its copy of the Software at the current Update level and to keep its copies of the Operating System and Operating Environment upgraded to the latest Interactive-approved releases. Updates of the Base Software may not include or accommodate the Customized Software or other modifications to Customer's software. Work by Interactive to migrate Customer's Software, selectively or completely, up to said Update level shall be billed at Interactive's preferred service rates.

12.2.3 In the event that problem which has been reported by Customer as being due to error or malfunction of Base Software is subsequently found not to be due to error or malfunction of Software, Customer agrees to pay Interactive, at Interactive's prevailing preferred rates, for all time and expense incurred in response to Customer's request for service.

12.3 Interactive Software Upgrades. Interactive will notify Customer of new Software Upgrades, including a list of all enhancements incorporated since the prior Software Upgrade. Under the maintenance fee, Interactive shall offer Customer each new Software Upgrade for no additional license fee for the Interactive Software listed in Schedule A-2 for Customer's current Primary Equipment and User configuration. New Interactive Software modules to which license fees are separately stated by Interactive and which are not explicitly listed in Schedule A-2 are not included under this provision. New Software Upgrades may not include or accommodate the Customized Software or other modifications to Customer's software. Interactive agrees to assist Customer on a chargeable basis in reconciling a new Software Upgrade with Customer's prior version of Interactive Software and to provide additional product orientation, education, and training necessary to implement the new Software Upgrade. If Customer elects to upgrade to the new Software Upgrade, the maintenance support provided under this Agreement will continue to be in full force and effect. In order to accommodate a Software Upgrade, Customer agrees to also upgrade, if a prerequisite, to the latest Interactive-approved releases of the Operating System and Operating Environment. Customer acknowledges that new Software Upgrades are subject to the terms and conditions of this Agreement.

12.4 Telephone Hot-Line Support. Interactive will provide to Customer under the maintenance fee, during Interactive's normal business hours, first-call telephone support for the purpose of identifying and diagnosing System problems associated with the Interactive Software, and to answer any general product questions in connection with the use of any Software or Equipment which has been licensed or purchased from Interactive. This support is in addition to any technical telephone support that may be provided directly by a manufacturer or licensor under a separate maintenance agreement. Support for the purposes of this paragraph does not include consulting, training, education, design, analysis, programming or database maintenance, and Customer remains responsible for achieving and maintaining self-sufficiency in operating and managing its System.

12.4.1 Customer shall appoint up to two people as its authorized customer support contacts. Upon acceptance by Interactive, authorized technical support contacts may contact Interactive for maintenance support. Authorized technical support contacts must complete training on the operation and maintenance of the Software as specified by Interactive.

12.5 Fees. In consideration of the Interactive Software maintenance fee listed in Schedule A-2, plus travel, telephone, and other reasonable expenses, Interactive will provide the maintenance support services for the Interactive Software as described herein. Any maintenance support services performed by Interactive which are not specifically included under the maintenance fee shall be chargeable at Interactive's preferred-service rates plus travel and other reasonable expenses, as specified in Schedule A-5. notwithstanding the foregoing, during the ninety (90) day period after Delivery and installation of Customized Software, cumulative charges with respect to such software shall not exceed the quotation for the Customized Software as defined in the related Specification. If Customer adds Users to the system or otherwise changes the Primary Equipment configuration resulting in a higher license fee, the

Business Information System Sales Agreement                                    5
--------------------------------------------------------------------------------
maintenance fee shall be increased, without prior notice, to equal fifteen percent per annum of Interactive's then-current license fees for the upgraded System/User configuration. Organizations where more than one copy of Interactive Software is installed shall pay the specified monthly maintenance fee for each installed copy. In addition to the monthly fee, Customer agrees to pay any federal, state or local excise, sales, use, value added, or similar taxes which may be imposed by a governmental entity in conjunction with maintenance and support services performed under this Agreement.

12.6 Term. The initial term of maintenance support thereunder shall be for two years commencing ninety (90) days after Installation Certification. The maintenance fee is subject to changes in Interactive's published rates after one year on sixty (60) days written notice. Following the initial term, maintenance support shall continue subject to termination by either party on ninety (90) days written notice. Upon such termination, any Interactive Software maintenance support shall be billed at Interactive's then-current standard rates.

12.7 Hours of Service. Maintenance support services as defined in this Agreement will be provided by Interactive's customer service department during normal business hours, 8:00 a.m. to 5:00 p.m., Monday through Friday, excluding company holidays, at the Interactive office assigned to Customer's account.

12.8 Access to System. Customer agrees to allow Interactive reasonable access to Customer's computer system and Software in order to provide the necessary maintenance and support services pursuant to this Agreement and to verify license status. Customer further agrees to purchase, install and maintain an Interactive approved modem of at least 9600 baud in order to provide Interactive remote telephone access to Customer's computer system.

12.9 Reinstatement. If Customer ceases to contract with Interactive for Interactive Software maintenance support services, Interactive reserves the right to impose recertification or other applicable fees prior to reinstating maintenance support services.

12.10 Other Maintenance. Unless otherwise provided in Schedule A-8, maintenance for the Primary Equipment listed in Schedule A-1, or for the Operating System, Operating Environment, or Third-Party Software listed in Schedule A-2, if any, is not included under this Agreement inasmuch as it will be the subject of maintenance agreements between Customer and the supplier thereof, or other third-party maintenance supplier. Since proper equipment maintenance is required for proper system operation, Customer agrees to acquire and keep in force maintenance agreements on the Primary Equipment. Customer understands and that Interactive is not a party to such agreements and that corresponding maintenance fees are determined by the maintenance supplier and are listed in this Agreement for information purposes only. Should Interactive agree to provide maintenance support on behalf of an Equipment, Operating System, Operating Environment, or Third-Party Software supplier(s), then such maintenance will be contracted for under a separate agreement and included in Schedule A-8.

13. REMEDIES

13.1 Customer's remedies with respect to the Primary Equipment, Operating System, Operating Environment and Third-Party Software are set forth in the manufacturer's Equipment warranty and maintenance agreements and in the applicable Software licenses, respectively.

13.2 In the event the Base Software fails to substantially perform the functions specified in the User Manuals, Interactive will, under the warranty or maintenance support provisions of this Agreement, provide software fixes or workarounds to achieve the functionality described in the User Manuals. If this remedy fails to achieve this functionality, Interactive will replace the Base Software with conforming software.

13.3 Interactive represents and warrants that it has title to or rights necessary to grant licenses to the Base Software specified in Schedule A-2. In the event Customer is prevented from using said Software, or such use is substantially interfered with due to the issuance by a court of competent jurisdiction of a temporary restraining order, preliminary injunction, or a final judgment in respect of the infringement of any copyright, trademark, patent, trade secret or other proprietary right, then, at no additional cost to Customer, Interactive agrees to (1) acquire for Customer's benefit a license or other rights for the prior use of said Software and, at Interactive's sole discretion either to (2) acquire for Customer's benefit a license or other rights for the continued use of said Software, or (3) render said Software noninfringing with no substantial loss of functional capability, or (4) replace infringing Software with noninfringing Software of substantially the same functional capability. Interactive agrees that it shall at its cost assume and take the lead in the defense of any claim, action, suit or proceeding alleging any of said infringements although Customer may participate in the defense thereof at its own expense through counsel of its own choosing. Notwithstanding the above, Interactive's obligation hereunder shall not apply to any claim, action, suit, judgment or proceeding primarily arising from or caused by software modifications or additions accomplished by Customer, or third-parties.

13.4 IN NO EVENT SHALL INTERACTIVE BE LIABLE FOR (1) ANY EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING, BUT NOT LIMITED TO LOSS OF BUSINESS PROFITS, LOSS OF USE, OR LOSS OF DATA, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT OR IN TORT; OR (2) ANY LOSSES OR DAMAGES RESULTING FROM ANY CAUSE THAT EXCEED THE PURCHASE PRICE OF THE PARTICULAR DEFECTIVE SYSTEM COMPONENT.

13.5 Except as otherwise provided below, any controversy or claim arising out of or relating to this Agreement or the breach of it shall be settled by arbitration in San Diego County, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Service of a petition to confirm the arbitration award may be made by United States Mail, postage prepaid, or by any regularly conducted commercial express mail service, to the attorney for the party or, if not so represented, to the party at the address set forth herein, or to the party's last-known business address. The prevailing party in any action related to or arising under this Agreement shall be entitled to reasonable attorney's fees.

Notwithstanding the above, claims or proceedings for copyright infringement, trade secret misappropriation, or trademark infringement are specifically excluded from this arbitration agreement and shall be separately prosecuted in a court of competent jurisdiction. Further, the parties agree that each shall be entitled to seek injunctive relief from a court of competent jurisdiction notwithstanding the availability or pendency of any arbitration proceeding. Further, nothing in this paragraph shall impair, waive or otherwise interfere with Interactive's remedies as a secured creditor under Division 9 of the Commercial Code of California.

Notwithstanding any provision contained in this paragraph or which may now or hereafter be contained in the rules of American Arbitration Association, the parties agree that the arbitrator(s) shall be selected from the High Technology Panel of arbitrators of the American Arbitration Association. Further, said arbitrator(s) shall have the power at the arbitrator's discretion to appoint a Special Master or consultant for the purpose of analyzing technical issues and preparing a report to the arbitrator on such analysis, and performing such other tasks as the arbitrator(s) may deem necessary for a fair and proper determination of the issues submitted to arbitration. The costs of the services of such Special Master or consultant shall initially be shared equally by the parties pro rata and shall upon the award be deemed to be expenses of the arbitration which may be assessed against the losing party. Further, the arbitrator(s) appointed hereunder shall not have the power to award punitive damages.

6                                   Business Information System Sales Agreement
-------------------------------------------------------------------------------
13.6 No action arising out of any claimed breach of this Agreement or transactions thereunder may be brought more than two years after the aggrieved party learns or should have learned of such breach.

14. EXPORT ASSURANCES

14.1 Customer acknowledges that exportation of the Equipment, Documentation and/or Software is subject to compliance with the Export Administration Act of 1979 of the United States of America, as amended, and rules and regulations promulgated from time to time thereunder (collectively, the "Act"), which restrict exports and re-exports of software media, technical data, and direct products of technical data.

14.2 Use, disclosure and/or shipment of the Equipment, Documentation, and/or Software herein is restricted from certain foreign countries in accordance with 50 U.S.C. App. Section 2401, et seq. and 15 C.F.R. 785.1, et seq., unless a valid license to do so has first been obtained from the U.S. Department of Commerce, Bureau of Export Administration.

14.3 Customer agrees to indemnify Interactive against any claim, demand, action, proceeding, investigation, loss, liability, cost and expense, including attorney's fees, suffered or incurred by Interactive and arising out of or related to any violation (whether intentional or unintentional) by Customer of any of the provisions of this section entitled Export Assurances. Nothing in this section shall be construed to enlarge or otherwise change the licenses granted herein.

15. GENERAL TERMS

15.1 Neither party shall be liable to the other for default if caused by war, fire, strike, riot, Act of God, delay of carriers, governmental order or regulation, complete or partial shutdown of plant, unavailability of equipment from suppliers, and/or other similar occurrences beyond the reasonable control of the parties.

15.2 Neither this Agreement nor any rights or obligations hereunder shall be assigned or otherwise transferred by Customer without the prior written consent of Interactive, which consent will not be unreasonably withheld. For purposes of this Agreement, it is agreed, but not by way of limitation, that Interactive's withholding of consent is not unreasonable if the proposed assignee is a person, company or other entity that competes with Interactive directly or indirectly, whether itself or through a parent, subsidiary, or entity which is owned or controlled by a competitor of Interactive. Further, Interactive will require the proposed assignee to agree in writing to be bound by this Agreement. Interactive may assign this Agreement entirely in its discretion upon the express written assumption of the obligations hereunder by the assignee.

15.3 Except to the extent that this Agreement is governed by the laws of the United States, this Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of California applicable to contracts between residents.

15.4 This Agreement and its Schedules contain the entire agreement between the parties hereto, superseding all previous agreements, representations, understandings and negotiations. No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both parties. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party to or waiver of a breach by the other, whether express or implied, shall not constitute a consent to, waiver of or excuse for any other, different or subsequent breach.

15.5 If any term or provision of this Agreement shall be found to be illegal or unenforceable, the remaining terms and provisions of this Agreement shall remain in full force and effect.

15.6 This Agreement shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors and assignees of the parties hereto, but nothing in this paragraph shall be construed as a consent to any assignment of this Agreement by either party except as provided hereinabove.

15.7 The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further or future right hereunder.

15.8 Notices sent hereunder shall be sent first-class mail, postage prepaid, or by facsimile with first-class mail backup to Interactive and to Customer at their respective addresses first listed below.

16. ACCEPTANCE

16.1 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of the Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.


                                          INTERACTIVE GROUP, INC.

Date:                                     Effective Date:
      --------------------------------                    ----------------------

--------------------------------------    --------------------------------------

Name:                                     Mark Hellinger
      --------------------------------

Title:                                    President
       -------------------------------

Address:                                  5095 Murphy Canyon Road
         -----------------------------

                                          San Diego, California 92123

FAX Number: (   )                         FAX Number: (619) 565-8570
            --------------------------

Business Information System Sales Agreement                                    7
--------------------------------------------------------------------------------




                                   SCHEDULE A

This Agreement applies to equipment, software and support services listed below. Items listed in the following schedules which are not being purchased herein, if any, are indicated by the notation "N/A" and are listed for information purposes only.



A-1   EQUIPMENT SCHEDULE

A-2   SOFTWARE SCHEDULE

A-3   IMPLEMENTATION SUPPORT SCHEDULE

A-4   PURCHASE PRICE SUMMARY

A-5   SERVICES RATE SCHEDULE

A-6   INSTALLATION CERTIFICATION

A-7   THIRD PARTY SOFTWARE LICENSES

A-8   THIRD PARTY MAINTENANCE

      A-8.1 Third Party Software

      A-8.2 HP Software Support and Software Materials Service

      A-8.3 HP Hardware Support Service

A-1 Equipment Schedule               Business Information System Sales Agreement
--------------------------------------------------------------------------------



Equipment Location:
                   ------------------------------------------

System/Serial Number:
                     ----------------------------------------

Description                                         Price         MMC
-----------                                         -----         ---
                                                $           $

      Includes:

                                                 --------    --------

Total Equipment:                                $           $
                                                 ========    ========

* HP Equipment maintenance (Priority Support, except as otherwise noted) is included for the first year. Second year maintenance is subject to the then-current rates.




MMC = Monthly Maintenance Charge


                                    Page 1/1

A-1 Equipment Schedule               Business Information System Sales Agreement
--------------------------------------------------------------------------------


Equipment Location:

Pre-Existing Equipment:

      The pre-existing equipment listed below has been previously purchased by the Customer and is listed hereunder for informational purposes only. Accordingly, the "Price" of said equipment is not applicable and has been referenced as "N/A".

      System/Serial Number:
                           -----------------------------

Description                                     Price       MMC
-----------                                     -----       ---
                                                $           $




Additional Purchased Equipment:
-------------------------------
                                                 -----       -----
Total Equipment:                                $           $
                                                 =====       =====


                                    Page 1/1

A-2 Software Schedule                Business Information System Sales Agreement
--------------------------------------------------------------------------------

Description                                          License Fee   MMC
-----------                                          -----------   ---
Operating System (    Users):
                  ---

            (UNIX) Operating System                  $             $
-----

Operating Environment -

Database (    Users):
          ---

User Interface/Developer (4GL):

SB + License (    User)
                    ---

Interactive Software Schedule (    Users) -
                               ---

Description: Manufacturer's INFOFLO comprising the
             following modules:


Third-Party Software:

                                                     --------    --------

Total Software Fees:                                 $           $
                                                     ========    ========

* HP Operating System maintenance (Priority Support, except as otherwise noted) is included for the first year. Second year maintenance is subject to the then-current rates.




MMC = Monthly Maintenance Charge


                                    Page 1/1

A-3 Implementation Support Schedule  Business Information System Sales Agreement
--------------------------------------------------------------------------------


Description                               Quantity          Price
-----------                               --------          -----
Site Survey                                            $

Installation
  Primary Equipment
  Peripheral Equipment
  Network
  Operating Environment
  Application Software

Kick-off/Initial Set Up

Schedule Planning

Project Management

Education Classes including: (at Interactive's facilities)
  System Administration (UNIX/UniData/SB +)
  INFOFLO Module Classes
  ----------------------------
User Training

Pilot

Live Processing Support

Consulting

Conversion

Modifications

Third-Party Training Classes

Other Support Services

                                                       ---------

Total Implementation Support:                         $
                                                       =========


                                    Page 1/1

A-4 Purchase Price Summary           Business Information System Sales Agreement
--------------------------------------------------------------------------------

System Purchase Prices:                                  Price
-----------------------                                  -----
      Equipment                                       $

      Operating System Software License

      Operating Environment Software License:

           Database Software

           User Interface/Developer (4GL)

      Interactive Software License(s)

Third-Party Software License
                                                      ---------

      Subtotal                                        $

Implementation Support
                                                      ---------

Total System Purchase Price                           $
                                                      =========

Monthly Maintenance Costs: (Current Configuration)
--------------------------
      Equipment                                       $

      Operating System Software

      Operating Environment Software:

           Database Software

           User Interface/Developer (4GL)

      Interactive Software

      Third-Party Software
                                                      ---------

Total Monthly Maintenance Costs:                      $
                                                      =========


Sales Taxes
-----------

All amounts are subject to applicable taxes as described in Paragraph 4.4 which shall be paid by Customer in addition to the Total System Purchase Price.


                                    Page 1/1

A-5 Services Rate Schedule           Business Information System Sales Agreement
--------------------------------------------------------------------------------


                        PREFERRED-SERVICE RATE SCHEDULE

                           EFFECTIVE JANUARY 1, 1996

                                                                    Charges
                                                                    -------
Programming/Telephone Support                                    $  90.00/hour

Implementation Services including:                               $ 125.00/hour

      Project Management
      Systems Analysis
      Conversion Assistance
      Software Upgrades
      User Training

Product Orientation Classes:

      - At Interactive's facilities                              $  300.00/day
        (pricing is per student)

      - At Customer's facilities                                 $1,650.00/day
        (pricing is per instructor)

Holidays and Non-Business Hours                                  $ 200.00/hour

Consulting                                                       $1,500.00/day

Materials and Expenses                                             Actual Cost

Magnetic Tapes (all)                                             $  25.00/each

Travel Time                                                          (1/2 Rate)

Mileage Charges                                                  $   0.30/Mile

Notes:  1. Regular (non-preferred) service rates are priced at 150% of preferred rates.
        2. All rates are subject to change with 60-day prior written notice.


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System Sales Agreement
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Customer Name:_______________________ Account Number:__________________


[ ]  The Interactive software listed on Schedule A-2 has been installed.

  [ ]  Appropriate INFOFLO Subsystems:

        [ ]  Accounts Payable
        [ ]  Accounts Receivable
        [ ]  Capacity Management
        [ ]  Cost Accounting
        [ ]  Custom Orders
        [ ]  Engineering
        [ ]  Executive Information
        [ ]  General Ledger
        [ ]  Inventory Control
        [ ]  Master Production Scheduling
        [ ]  Material Requirements Planning
        [ ]  Periodic Processing
        [ ]  Production Activity Control
        [ ]  Purchasing
        [ ]  Quotations
        [ ]  Sales Orders
        [ ]  System Utilities

  [ ]  INFOFLO Test Account

  [ ]  Other:_______________________________________

[ ]  Log on to the INFOFLO test account.

[ ]  Enter a General Ledger Chart of Account Number.

[ ]  Enter an Inventory General Ledger Code using the account number above.

[ ]  Enter an Inventory Class Code.

[ ] Enter an Inventory Item with a type of code of "A" for an assembly. We will refer to this as the Assembly Number.

[ ] Enter an Inventory Item with a type code of "P" for a purchased part. We will refer to this as the Inventory Number.

[ ] Enter a Bill of Material for the Assembly Number above. Enter the Inventory Number above as the component on the bill.


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[ ]  Enter an Operations Standard code (Ex. Labor).

[ ]  Enter an Operations Routing for the Assembly Number above.

[ ]  Enter an Employee using the General Ledger account above.

[ ]  Enter the shop calendar for the operation entered above.

[ ]  Enter a planned order for the Assembly Number for a quantity of 10.

[ ]  Enter an MPS item for the Assembly Number above.

[ ] Enter a quantity of 30 in the Active Independent MPS Forecast for the Assembly Item.

[ ]  Run the Active MPS Calculation.

[ ]  Print the Active MPS Report.

[ ]  Transfer the Active MPS results to the Active MRP.

[ ]  Run the Active MRP Calculation.

[ ]  Display the MRP Item Status (Active Run) for the Inventory Item above.

[ ]  Print the Detailed Capacity (using active MRP) Report.

[ ]  Change the planned order above to a firm planned order.

[ ]  Display the Material Requirements for the firm planned order above.

[ ]  Display the Operations Summary for the firm planned order above.

[ ] Release the firm planned order to production. We will now refer to the firm planned order as job.

[ ]  Print the Shop Traveller for the job on stock paper.

[ ] Enter a miscellaneous material issue to the job for the Inventory Item above.

[ ] Process a labor distribution entry for the job using the employee and operations routing entered above.

[ ] Display the material issue and labor distribution entry using the Job Activity Display.

[ ]  Display the Material Requirements for the job.


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System Sales Agreement
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[  ]  Display the Operations Summary for the job.

[  ]  Complete the job.

[  ]  Using the Inventory Display, show the Quantity on Hand for the Assembly
      Number.

[  ]  Enter a Vendor.

[  ]  Enter a Purchase Order for the Vendor and Inventory Number above.

[  ]  Print the above Purchase Order on stock paper.

[  ]  Enter a Purchase Receipt for the above Purchase Order.

[  ]  Print the Daily Purchase Receipts report.

[  ]  Enter a Quotation Confidence Factor code.

[  ]  Enter a Quotation "Valid For" code.

[  ]  Enter a Quotation Type code.

[  ]  Enter a Quotation for a new prospect.

[  ]  Enter a Quotation line item for an Off the Shelf item.

[ ] Enter a Quotation line item for a Made to Order item with a non-inventory component.

[ ] Enter a Quotation line item for the ezXpert configured item "GRIND", selecting both salt and pepper grinders.

[ ] Enter a Quotation line item for the ezXpert configured item "GRIND", selecting only the pepper grinder.

[  ]  Print the Quotation on stock paper.

[  ]  Enter a Credit Limit code of "OPEN".

[  ]  Enter a Territory Code.

[  ]  Enter a Salesrep Code.

[  ]  Enter a Terms Code.

[  ]  Enter a Ship Via Code.


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[  ]  Enter a Customer using the codes entered above.

[  ]  Enter an Order Type Code.

[ ] Enter a Sales Order for the Customer and Assembly Number above, do not release to picking.

[  ]  Release the Sales Order to picking.

[  ]  Print the Picking List for the sales order above on stock paper. The
      Picker number will be the Sales Order number followed by an "S1".

[  ]  Enter the shipment for the picking list to create an invoice.

[  ]  Print the invoice created above on stock paper.

[  ]  Run the daily invoice transfer process.

[ ] Display the Customer Account Status for the Customer above showing the current transactions, which will display the receivable for the invoice above.

[  ]  Enter a Cash Receipt for the Customer and Invoice above.

[  ]  Print the Daily Cash Receipts Report.

[  ]  Summarize the Cash Receipts Register using the scheduler.

[  ]  Print the Cash Receipts Journal.

[  ]  Enter a Voucher for the Vendor and Purchase Receipt above.

[  ]  Print the Check Preview Report.

[  ]  Generate a Payables Check for the Vendor above.

[  ]  Print Payables Check on stock paper.

[  ]  Authorize the Payables Check.

[ ] Display the Vendor Account Status for the Vendor above, showing the current transactions, which will display the voucher and check above.

[  ]  Enter an Asset Class Code using the General Ledger account above.

[  ]  Enter a major, intermediate, and minor location code.


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[  ]  Enter an Asset using the Class and location codes above.

[  ]  Logoff.

Software Verified on ___/___ /___  by _________________________
                        (Date)        (Interactive Group, Inc.)

Receipt Acknowledged on ___/___ /___ by _________________________
                           (Date)              (Customer)


Distribution:
-------------

[  ] Customer
[  ] II Sales Administration
[  ] II Accounting



                                    Page 5/5
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A-7 Third-Party Software Licenses   Business Information System Sales Agreement
-------------------------------------------------------------------------------

                         End-User Sub-License Agreement

This End-User Sub-License Agreement ("Agreement") is a part of and will be executed coincident with a Business Information System Sales Agreement between the parties ("Principal Agreement"), into which this Agreement is incorporated by reference. In consideration for the payment of the license fees listed in Schedule A-2 of the Principal Agreement, Interactive grants to Sub-licensee ("End User") a non-exclusive, personal and non-transferable right to install and use the software described in Schedule L1 ("SOFTWARE") on a single designated computer system. Interactive warrants that it has been granted the right to issue sublicenses for the SOFTWARE under separate license agreements with the Owners or Licensors of the SOFTWARE as listed in Schedule L1.

1. PERMITTED USES. Use of the SOFTWARE without a signed Agreement is specifically prohibited. End-User may use the SOFTWARE only on the designated computer system listed in Schedule A-1 and for the number of simultaneous users designated in Schedule A-2 of the Principal Agreement. Use of the SOFTWARE on any computer system other than the one specified is in violation of this Agreement. If End-User wishes to use the SOFTWARE on a computer system other than the one designated or if End-User wishes to increase the number of simultaneous users allowed, End-User must notify Interactive for each such additional computer system and obtain a modification to this Agreement for additional users. End-User shall use the SOFTWARE only for its own internal data processing requirements.

2. USES NOT PERMITTED. The Owners of the SOFTWARE retain all ownership rights to the SOFTWARE and any copies or modifications made, and all intellectual property rights in the SOFTWARE and Source Code shall at all times remain with the Owners of the SOFTWARE. End-User may not electronically transfer the SOFTWARE or make any copies of the SOFTWARE Binary Object Code or the SOFTWARE documentation. End-User may not assign or grant sublicenses, leases, or other rights or obligations to the SOFTWARE or the SOFTWARE documentation to others, nor may End-User's copy or other copies of the SOFTWARE or the SOFTWARE documentation to others, nor may End-User's copy or other copies of the SOFTWARE or SOFTWARE documentation to others, nor may End-User's copy or other copies of the SOFTWARE or SOFTWARE documentation be distributed to others. End-User may not rent, sell, pledge or transfer the SOFTWARE or SOFTWARE documentation, on a temporary or permanent basis. End-User may not use the SOFTWARE on a computer system other than the one designated in this Agreement, except on an emergency backup basis, and may not reverse engineer, disassemble, reverse translate, decompile, translate, modify, adapt, or in any way derive from it any source code. End-User may not operate or use the SOFTWARE in a time-sharing or service bureau capacity.

3. BACKUP COPY. End-User may make archival copies of the SOFTWARE solely for End-User's own backup purposes. End-User must reproduce and include any copyrights, trademark notices, and legends on these backup copies. End-User must maintain an accurate record of the location of such copies at all times.

4. COPYRIGHTS, TRADEMARK NOTICES, LEGENDS AND LOGOS. The SOFTWARE and User manuals, logos, product names, and other support materials, if any, are either patented, copyrighted, trademarked, or otherwise proprietary to the Owners of the SOFTWARE or Interactive and cannot be copied, modified, or transferred without the express written permission of the owner. End-User agrees not to remove any such notices and product identification, and to treat the SOFTWARE with the same degree of care used to protect End-User's own confidential information.

End-User shall at all times (whether during the continuance of the Agreement or thereafter) keep confidential all information which is marked confidential and obtained in connection with the Agreement and shall not disclose the same to any person (except to those of its employees or agents whose duties under the Agreement cannot be fulfilled without such disclosure) and shall ensure that any such employees or agents to whom the same is disclosed shall keep it confidential. These provisions shall not apply to information which was lawfully in the possession of such party prior to the commencement of negotiations leading to the Agreement, which is already public knowledge, or becomes so at a future date. The End-User further acknowledges that any amendments, additions, variations or enhancements made to the SOFTWARE shall not infringe the copyright of any third-party, and shall indemnify the Owners of the SOFTWARE and Interactive accordingly.

5. TERM. This Agreement shall commence on the date of acceptance by Interactive, as noted in the Principal Agreement, and is effective until terminated. End-User may terminate this Agreement following the expiration or termination of End-User's obligations with written notification and by returning and/or destroying the SOFTWARE and SOFTWARE documentation and all copies thereof. This Agreement will also terminate if End-User fails to comply with any term or condition herein. End-User agrees upon such termination by Interactive and the Owners of the SOFTWARE to certify in writing that all copies of the SOFTWARE and SOFTWARE documentation have been returned and/or destroyed. Upon termination, there will be no refund of any monies or other consideration paid by End-User.

6. LIMITED WARRANTY. THE OWNERS OF THE SOFTWARE WARRANT THAT THEY HAVE CLEAR RIGHT AND TITLE TO THE SOFTWARE AND THAT THE SOFTWARE AS FURNISHED WILL BE FREE FROM DEFECTS IN MATERIAL AND WORKMANSHIP UNDER NORMAL USE FOR A PERIOD OF NINETY (90) DAYS FROM THE DATE OF DELIVERY TO END-USER. THE OWNERS OF THE SOFTWARE WARRANT THAT THE SOFTWARE WILL PERFORM IN SUBSTANTIAL ACCORDANCE WITH THE ACCOMPANYING WRITTEN SOFTWARE DOCUMENTATION. THE SOFTWARE AND SOFTWARE DOCUMENTATION IS PROVIDED "AS IS", WITH THE LIMITED WARRANTY HEREIN AND NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE OWNERS OF THE SOFTWARE DO NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET END-USER'S REQUIREMENTS OR THAT ITS OPERATION WILL BE UNINTERRUPTED OR ERROR FREE. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO END-USER. THIS WARRANTY GIVES END-USER SPECIFIC LEGAL RIGHTS, AND END-USER MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

7. LIMITATION OF REMEDIES. Interactive's and the Owner's of the SOFTWARE entire liability and End-User's exclusive remedy shall be:

a. refund of purchase price within ninety (90) days of purchase if the seal is unbroken on the package, and the package is returned to Interactive or the Owners of the SOFTWARE.

b. the replacement or repair of any media not meeting the "Limited Warranty" requirements of this Agreement that is returned to Interactive or the Owners of the SOFTWARE within ninety (90) days of purchase.

c. termination of this Agreement, and refund of End-User's licensing fee, by returning the SOFTWARE and SOFTWARE documentation and all copies thereof, in the event that Interactive or the Owners of the SOFTWARE are unable to deliver replacement media that is free of defects in materials or workmanship found within ninety (90) days of purchase.

If it is determined that the SOFTWARE has been damaged or misused in any way, or if the label or serial number has been altered in any way, the Limited Warranty set forth above does not apply.



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IN NO EVENT WILL INTERACTIVE OR THE OWNERS OF THE SOFTWARE BE LIABLE TO
END-USER FOR ANY DAMAGES, INCLUDING LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE SUCH SOFTWARE AND SOFTWARE DOCUMENTATION, EVEN IF INTERACTIVE OR THE OWNERS OF THE SOFTWARE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR OF ANY CLAIM BY ANY OTHER PARTY. IN ADDITION, INTERACTIVE OR THE OWNERS OF THE SOFTWARE SHALL NOT BE LIABLE FOR ANY CLAIM BY END-USER OR ANY OTHER PARTY FOR DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE SUCH SOFTWARE AND SOFTWARE DOCUMENTATION. SOME STATES DO NOT ALLOW LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO END-USER.

8. INDEMNITY.
8.1 Interactive and the Owners of the SOFTWARE shall indemnify the End-User against costs and damages arising from any infringement of copyright, or other intellectual property rights in respect of the SOFTWARE, or any part thereof, provided that such infringement is not caused or contributed to by any acts or omissions of the End-User other than the use of the SOFTWARE and provided that:

(a) the End-User notifies Interactive promptly in writing of any allegation of infringement;

(b) the End-User does not make any admissions without the prior written consent of Interactive or the Owners of the SOFTWARE, and

(c) the End-User allows Interactive and the Owners of the SOFTWARE, at their request, to conduct and/or settle all negotiations and litigation and provides Interactive and the Owners of the SOFTWARE, with all reasonable assistance;

(d) the End-User allows Interactive or the Owners of the SOFTWARE to make such alterations, modifications or adjustments to the SOFTWARE so that it becomes non-infringing, or alternatively replace the Software with non-infringing substitutes.

8.2 The foregoing indemnity states Interactive and the Owners of the SOFTWARE entire liability in respect of copyright or other intellectual property rights, and does not extend to any infringements from modification of any sort made by the End-User to the SOFTWARE, from the use of Equipment other than the Hardware and/or Operating Software as set out in Schedules A-1 and A-2 of the Principal Agreement, respectively, or from the use of the SOFTWARE in combination with other software products not supplied by Interactive.

9. UPDATE POLICY. Interactive may, at its sole discretion, advise End-User of, and Sub-license End-User's use of, PRODUCT UPDATES and NEW RELEASES of the SOFTWARE at the current prices for such PRODUCT UPDATES and NEW RELEASES. This Agreement does not bind Interactive or the Owners of the SOFTWARE in any way to provide PRODUCT UPDATES and NEW RELEASES. All PRODUCT UPDATES and NEW RELEASES that are provided to End-User shall be governed by the same terms of this Agreement.

10. ASSIGNMENT. Sub-licensee shall not assign or subcontract all or any part of this Agreement without the prior written consent of Interactive, which will not be unreasonably withheld.

11. COMPLETE AGREEMENT. The terms set out in this Agreement are the only terms and conditions on which the SOFTWARE is to be provided and supersede all proposals, oral or written, and all other communications between the parties in relation to the subject matter of this Agreement and all other terms, conditions, warranties, representations or implications are, to the full extent permitted by law, hereby expressly excluded.

12. U.S. GOVERNMENT RESTRICTED RIGHTS. The SOFTWARE and SOFTWARE documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause of DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of Commercial Computer Software -- Restricted Rights at 48 CFR 52.227-19, as applicable. In addition, End-User agrees to comply with all export restrictions and regulations with respect to the SOFTWARE that are imposed by the U.S. Government or the Government of the country to which the SOFTWARE is shipped.

13. MISCELLANEOUS.

(a) Applicable Law. This Agreement shall be governed by the laws of the State of California, including such state's Uniform Commercial Code, except that if any provisions of this Agreement shall be inconsistent therewith, the terms of this Agreement shall prevail.

(b) Cumulation of Remedies. All remedies available to any of the parties for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

(c) Severability. Any invalidity, in whole or in part, of provision of this Agreement shall not affect the validity of any other of its provisions.

(d) Notices. Any notice or other communication hereunder shall be in writing.

(e) Waiver. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

(f) Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of it shall be settled by arbitration, subject to paragraph 13.5 of the Principal Agreement.

14. ACCEPTANCE. IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears on the Principal Agreement has been and is on the date of the Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.


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                              SCHEDULE L1: SOFTWARE
                              ---------------------


                     UNiDATA, INC. PRODUCTS
                     ----------------------

                              - RDBMS


                              - USAM (Print)


                              - SB + INFOFLO Runtime


                              - SB + Developer




New products will be classified as determined by owners or licensors of SOFTWARE. SOFTWARE licensed for use under this AGREEMENT is in object code format only.


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------------------------------------------------------------------------------

                           A-8.1 Third-Party Software
                             Maintenance Agreement

1. PREAMBLE. This Third-Party Software Maintenance Agreement ("Agreement") is part of and will be executed coincident with a Business Information System Sales Agreement between the parties ("Principal Agreement"), into which this Agreement is incorporated by reference. This Agreement is made between Interactive Group, Inc., a corporation organized and existing under the laws of the State of California and having its principal place of business at 5095 Murphy Canyon Rd., San Diego, California 92123 ("Interactive"), and the licensee of the products listed on Schedule M1 ("Sub-licensee").

2. THE SERVICES. In consideration of the payment to be made to Interactive, Interactive agrees to provide the services described in this Agreement ("Services"), with respect to the Software as listed in Schedule M1 ("Software"). Interactive warrants that it has been authorized under separate Maintenance Agreements with the Owners of the Software as listed in Schedule M1 to provide the Services described herein.

3. ENTIRE AGREEMENT. This Agreement, including all documents referenced herein, constitute the entire Agreement between Interactive and Sub-licensee and supersedes all proposals, oral and written, between the parties on this subject. Such Services shall be provided only on Software properly licensed and only to those locations and on those machines specified in such licenses.

4.  SERVICE RESPONSIBILITIES OF INTERACTIVE.
(a) Maintenance. Interactive will install the Software. Interactive shall provide first-call support, including any questions on the use, implementation or configuration of the Software. Interactive will maintain the Software during normal business hours so that it operates in conformity with all descriptions and specifications herein, including specifications of all improved or modified versions of the Software that the Sub-licensee has been licensed to use. Interactive and the Owners of the Software shall correct all errors discovered by the Sub-licensee in accordance with the terms of this Agreement.

(b) Support. In the event that Sub-licensee detects any error or defect in the Software, Interactive shall furnish complete off-site telephone support, in the form of consultations, assistance, and advice on the use and maintenance of the Software. Interactive shall log and classify the severity of the error or defect, and in collaboration with the Owners of the Software will respond in a timely and diligent manner to provide a correction to the error or defect.

(c) Interactive may from time to time furnish new releases of the Software provided by the Owners of the Software with corrections of errors and defects and expanded or enhanced functionality. While this Agreement is in force, Interactive will provide Sub-licensee with such releases on all licensed copies of the Software for a media and handling fee.

(d) Services will be provided only for operation of the Software under the conditions and in the environment for which it was designed as determined by the Owners of the Software. Interactive will provide the Services for the Software only on the release level current at the time of service and the immediately preceding release level. The Owners of the Software and Interactive may, within their sole discretion, provide support on previous release levels, for which Sub-licensee may be required to pay time and materials for the services rendered.

5.  RESPONSIBILITIES OF THE SUB-LICENSEE.
(a) The Sub-licensee shall notify Interactive immediately following the discovery of any error or defect in the Software, unless such error or defect is discovered after 5:00 p.m. on a business day. In that case, the Sub-licensee shall notify Interactive by 10:00 a.m. on the following business day. In the event that an error or defect is discovered between 5:00 p.m. Friday and 9:00 a.m. Monday, the Sub-licensee shall notify Interactive of the error or defect by 10:00 a.m. on the Monday morning immediately following the weekend during which the error or defect was discovered. The period within which Interactive is obligated herein to provide the services shall not commence until such time as Interactive receives the Sub-licensee's notification of the error or defect.

(b) The Sub-licensee, upon detection of any error or defect in the Software, shall, if requested to do so by Interactive, submit to Interactive a listing of output and any such other data which Interactive reasonably may request in order to reproduce operating conditions similar to those present when the error or defect occurred or was discovered, as the case may be.

6. CHARGES. Sub-licensee shall pay to Interactive the monthly fee as listed in Schedule A-2 of the Principal Agreement. These charges shall cover all Services provided under this Agreement, and all charges shall be due and payable within 10 days after receipt of invoice.

7. TERM. This Agreement shall commence on the date of acceptance by Interactive, as noted in the Principal Agreement, and continue through the first annual period. The expiration date of the Agreement shall be extended, if necessary, to fall on the end of the last day of the month during which the Agreement is scheduled to expire. The Agreement shall automatically renew for additional one year terms unless either party gives ninety (90) days written notice prior to the expiration date of their intent not to renew.

8.  WARRANTIES.
(a) The Owners of the Software warrant that they will maintain the Software so that such Software will be free from significant programming errors and from defects in workmanship and materials and shall conform to the performance capabilities, specifications, functions and other descriptions applicable thereto as set forth in the license agreement applicable to the Software, so that the Software will operate in conformity with all improvements, additions, or modifications of the Software installed at Sub-licensee's site or sites.

(b) This warranty shall be null and void if Sub-licensee has modified the Software.

(c) EXCEPT FOR THE EXPRESS WARRANTY AND LIMITED REMEDIES LISTED ABOVE IN THIS
SECTION 8, THE OWNERS OF THE SOFTWARE AND INTERACTIVE DISCLAIM ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE OWNERS OF THE SOFTWARE AND INTERACTIVE SHALL NOT BE LIABLE TO SUB-LICENSEE OR ANY OTHER INDIVIDUAL OR ENTITY FOR ANY INCIDENTAL, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OCCURRING OUT OF OR IN CONNECTION WITH THE DISTRIBUTION, USE, OR PERFORMANCE OF THE SOFTWARE, LOSS OF DATA, PROGRAMS, OR PROFITS, OR FROM THE TERMINATION OF THIS AGREEMENT FOR ANY REASON, EVEN IF THE OWNERS OF THE SOFTWARE AND INTERACTIVE KNEW OR SHOULD HAVE KNOWN OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE TERM OF ACTION, WHETHER IN CONTRACT OR TORT.

9. ASSIGNMENT. Sub-licensee shall not assign or subcontract all or any part of this Agreement without the prior written consent of Interactive, which will not be unreasonably withheld.

10. COMPLETE AGREEMENT. The terms set out in this Agreement are the only terms and conditions on which the


                                    Page 1/2

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A-8 Third-Party Maintenance         Business Information System Sales Agreement
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                       A-8.3 HP Hardware Support Service
                             Maintenance Agreement

(This Agreement is part of the Business Information System Sales Agreement between Interactive and Customer ("Principal Agreement"), into which this Agreement is incorporated by reference. Interactive warrants that this Agreement includes general terms and conditions for all levels of HP Hardware Support Services for the on-site hardware designated in Schedule A-1 of the Principal Agreement, as well as specific terms and conditions for Priority Support (02A) and Next Day Support (02C). HP Hardware Support Service is governed by the following terms and conditions:

1.  SERVICES INCLUDED.

1.1 On-site Service

Interactive will arrange for HP to travel to Customer's site and provide all labor, parts, and materials necessary to maintain the products covered under HP Hardware Support Service in good operating condition. Replacement parts will be new or their equivalent; replaced parts will become the property of HP. This service includes:

(a) Repair Service. This service involves the diagnosis and correction of product malfunction and failures. Remedies may consist of temporary procedures to be followed by Customer while a permanent solution is being sought. Repair service will commence during the period of coverage and will continue uninterrupted, as long as reasonable progress is being made, until the products are operational. If HP determines additional parts or resources are required, service will be interrupted and will resume as soon as these parts or resources are available; however, with HP Scheduled Support, work will commence on the following business day.

(b) Preventive Maintenance (Selected HP Products). This service includes cleaning, adjusting, lubricating, inspecting and testing products that require preventative maintenance. HP will perform preventative maintenance on a mutually agreed upon schedule or coincident with Repair Service.

(c) Engineering Improvements. HP may from time to time make engineering improvement modifications which it deems necessary to incorporate in Customer's products. Such modifications will be performed at HP's expense on a mutually agreed upon schedule coincident with Repair Service or Preventative Maintenance.

(d) Site Environmental Survey. Interactive and/or HP will periodically monitor the site environment and notify Customer of any required corrective actions.

(e) Response Time. Response Times for HP Hardware Support Service are specified in Table 1 below. They are based on the level of support selected by Customer and the distance between the location of the products and the nearest HP Primary Service Responsible Office (SRO) indicated in the "HP Travel and Office Directory".

                                    Table 1

                Distance from HP
Zone            Primary SRO                            Response
----            ----------------                       --------
                                                Priority        Next Day

1, 2,             0-100 Miles                   4 Hours         Next Day
3, 4, 5         101-200 Miles                                   1 addl Day
Other           Beyond 200 Miles                8 Hours*        *

*Established at order & subject to resource availability

1.2 HP Remote Support Services (Selected HP Products)
Prior to any necessary on-site assistance, HP may use a qualified diagnostic modem to perform the following services:

(a) Remote Diagnostics. HP Hardware Support Service will include the execution of HP programs, via a telephone line, to examine Customer's system, system logfiles, and disk error files to identify the malfunctioning product. Diagnostics will be performed only upon receipt of Customer's authorization. Customer is responsible for implementing recommended temporary procedures while a solution is being sought. If the results of Remote Diagnostics are inconclusive, HP will respond on-site as described in Clause 1.1(a) above.

(b) HP Predictive Support. HP Hardware Support Service allows Customer to use HP Predictive Support proprietary software which reads and analyzes system and peripheral error logfiles and prints a status report of the system's functioning. HP Predictive Support software will send data to the HP Response Center for further analysis and diagnosis. If HP determines that on-site action is needed, it will be performed as described in Clause 1.1(a) above.

2.  OPTIONAL SERVICES.

HP provides the following optional services (subject to local resource availability) for an additional charge. Per-call options require Customer to have an open purchase order on file with HP specifying all persons authorized to request these services.

2.1 Per-Call Options

(a) HP After Hours Coverage Option. HP Hardware Support Service may be extended for a fixed charge on a per-call basis for hours and days beyond those covered by the HP Hardware Support Service level selected by the Customer. The charge and response time will vary depending on the time the service is requested and the level of HP Hardware Support Service the Customer has purchased.

(b) Per-Call Services. HP Hardware Support Service Customers who require support not covered hereunder, such as de-installation, may purchase one-time services at the HP Hardware Support per-call service rate. This rate only applies to services performed on products covered by the HP Hardware Support Service.

2.2 Contractual Options.

(a) Media Retention Service. This option waives HP's right to maintain possession of a failed disk drive component on which sensitive data is stored.

3.  LIMITATIONS OF SERVICE.

(a) Software and Network Support (Selected HP Products). Any maintenance services involving software or network related problems will be subject to Interactive and/or HP's standard service rates unless the products are covered by an appropriate software or network support services contract.

(b) Maximum Use Limitations. Products operated in excess of their maximum usage rate (as specified in the data sheet or operating manual) will not be covered by HP Hardware Support Service and can only be serviced at Interactive and/or HP's standard service rates.

(c) Obsolete Products. Under HP Hardware Support Service, HP may cover obsolete products which are beyond their specified support period, on a best efforts basis.

(d) Interfaces and Accessories. HP may cover cables, connectors, accessories and interfaces under HP Hardware Support Service, provided the product in which they are used is covered at the same level of HP Hardware Support Service.

(e) HP Predictive Support. Interactive and/or HP will not be responsible if HP Predictive Support software does not identify or remedy system or peripheral problems prior to actual occurrence.

(f) Availability. The availability of HP Hardware Support Service levels at the time of order may vary, depending on local resources.

4.  PREREQUISITES.

(a) Minimum System Configuration. Except for systems capable of diagnostic self-test, HP Hardware Support Service requires, at a

                                  Page 1/3

A-8 Third-Party Maintenance          Business Information System Sales Agreement
--------------------------------------------------------------------------------

minimum, that a system include a central processing unit, a peripheral capable of reading standard HP diagnostics and verification tests, and a peripheral which allows HP to fully interact with the covered products.

(b) Uniform Coverage. The central processing unit and all HP system products constituting the minimum system configuration must be covered under the same HP Hardware Support Service level.

(c) Connectors and Cables. All products covered under HP Hardware Support Service must be interconnected by cables or connectors listed in the appropriate HP documentation as compatible with the central processing unit. For HP products not meeting this requirement, service is available at Interactive and/or HP's standard service rates.

(d) Software Support. All HP Products for which execution of diagnostic tests is software dependent must, at a minimum, be covered by an HP Software Support Service, if available, which provides periodic software updates.

5.  CUSTOMER RESPONSIBILITIES.

(a) Access. Customer will provide Interactive and/or HP with the following:

- Access to the products covered under HP Hardware Support Service;

- Adequate working space and facilities within a reasonable distance of the products;

- Access to and use of all information and facilities determined necessary by Interactive and/or HP to service the products;

- Access to a qualified diagnostic modem upon initiation of remote support (selected HP products).

(b) Service Calls. Prior to placing a service request with Interactive, Customer may be required to run HP supplied diagnostic programs.

(c) Operating Procedures. Customer will follow routine operating procedures as specified in the HP Operating Manual for the products.

(d) Remote Support (Selected HP Products). Customer will allow HP to keep system diagnostic programs resident on Customer's system for the exclusive purpose of performing diagnostics. Customers using HP Predictive Support must use the electronic data transfer capability provided by HP Predictive Support software to inform HP of events identified by this software. Customer acknowledges Customer has no ownership interest in diagnostic software provided by HP and that HP will remove these diagnostic programs and any HP-loaned modems upon termination of HP Hardware Support Service.

(e) Remote Support Configuration (Selected HP Products). Systems with remote support capability must be configured by Customer to permit access to one voice-grade telephone line and one data-quality telephone line and both must have terminations located near Customer's system.

HP will make the final judgment as to whether Customer adequately meets the prerequisites for the services outlined herein.

6.  PRIORITY SUPPORT (02A).

The following additional terms and conditions apply when Customer selects Priority Support.

(a) Services Included. Period of Coverage - Interactive and/or HP will perform Priority Support between 8:00 a.m. and 5:00 p.m., Monday through Friday, excluding Interactive and/or HP published holidays.

(b) Optional Services. HP can provide faster response time for Priority Support for HP travel zones 1, 2 or 3 for an additional charge (subject to local resource availability).

7.  NEXT DAY SUPPORT (02C).

The following additional terms and conditions apply when Customer selects Next Day Support.

7.1 Services Included. Period of Coverage - HP will perform Next Day Support between 8:00 am and 5:00 pm, Monday through Friday, excluding HP published holidays.

7.2 Optional Services. HP can provide improved response time on a Per-Call basis for an additional charge, subject to local resource availability.

7.3 Limitations

(a) Service Location. HP offers Scheduled Support from HP Primary and Secondary SROs to Customer sites located in travel zones 1, 2 and 3 as specified in the "HP Travel and Office Directory". HP will repair products only at a specified site to be designated by Customer at the time Scheduled Support is ordered.

(b) Product Eligibility. Only designated products included on Schedule A-1 of the Principal Agreement, except as otherwise noted, are eligible for Scheduled Support.

7.4 Prerequisites

(a) Customer Eligibility. Scheduled Support is only available for Customers meeting the minimum requirement of thirty-five (35) units.

7.5 Customer Responsibilities

(a) Work Area. Customer must designate a single work area acceptable to Interactive and/or HP at the specified site. This area must include shelves or racks for incoming and outgoing products, adequate open bench workspace, adequate power and lighting, and access to a telephone. The work area must be accessible within fifteen (15) minutes of the arrival of HP at the specified site.

(b) Preparation. Customer is responsible for performing the following functions before having a product serviced under Scheduled Support:

- Maintain a written log of model number, serial number and current failure symptoms. This information should be provided to Interactive and/or HP upon request before the scheduled visit.

- Locate all failed units to be repaired during a scheduled visit at the designated work area before the arrival of an HP Customer Engineer.

- Call Interactive and/or HP on the workday before the day of the scheduled visit to provide information regarding number and type of products requiring repair.

8.  CHARGES.

(a) Customer shall pay to Interactive an annual fee paid monthly in advance as specified in Schedule A-1 of the Principal Agreement. These charges shall cover all services specifically included under this Agreement and shall be paid upon receipt of the invoice for such services.

(b) Charges are exclusive of use, sales, value added and other taxes. When applicable, such taxes will appear in Interactive's invoice.

(c) After the initial term of this Agreement, Interactive may increase support charges upon thirty days notice prior to invoicing at the increased rate.

9.  TERM.

This Agreement shall commence on the date of acceptance by Interactive and continue through the first annual period. The expiration date of the Agreement shall be extended, if necessary, to fall on the end of the last day of the month during which the Agreement is scheduled to expire. This Agreement shall automatically renew for additional one year terms unless either party gives ninety (90) days written notice prior to the expiration date of their intent not to renew.

10.  WARRANTIES.

HP warrants that its hardware products will not fail to execute their designated functions due to defects in materials and workmanship. If HP receives notice of such defects during the warranty period, HP shall replace hardware which does not execute its designated functions due to such defects. HP does not warrant that the operation of the hardware shall be uninterrupted or error free.

                                    Page 2/2

A-8 Third-Party Maintenance         Business Information System Sales Agreement
-------------------------------------------------------------------------------

MAINTENANCE is to be provided and supersede all proposals, oral or written, and all other communications between the parties in relation to the subject matter of this Agreement and all other terms, conditions, warranties, representations or implications are, to the full extent permitted by law, hereby expressly excluded.

11.  MISCELLANEOUS.

(a) Applicable Law. This Agreement shall be governed by the laws of the State of California, including such state's Uniform Commercial Code, except that if any provisions of this Agreement shall be inconsistent therewith, the terms of this Agreement shall prevail.

(b) Cumulation of Remedies. All remedies available to any of the parties for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

(c) Severability. Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity of any other of its provisions.

(d) Notices. Any notice or other communication hereunder shall be in writing.

(e) Waiver. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

(f) Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of it shall be settled by arbitration, subject to paragraph 13.5 of the Principal Agreement.

12. ACCEPTANCE. IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears on the Principal Agreement has been and is on the date of the Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

THE SOFTWARE IS LICENSED FOR THE SINGLE COMPUTER SYSTEM LISTED IN SCHEDULE A-1 OF THE PRINCIPAL AGREEMENT. USE OF THE SOFTWARE ON ANY COMPUTER SYSTEM OTHER THAN THE ONE SPECIFIED ABOVE IS IN VIOLATION OF THIS AGREEMENT.

SCHEDULE M1: SOFTWARE


UNiDATA, INC. PRODUCTS

        - RDBMS
        - USAM (Print)
        - SB+ INFOFLO Runtime
        - SB+ Developer

New products will be classified as determined by owners or licensors of SOFTWARE. SOFTWARE licensed for use under this AGREEMENT is in object code format only.

                                    Page 2/3

A-8 Third Party Maintenance         Business Information System Sales Agreement
===============================================================================

                A-8.2 HP BasicLine Software Support and Software
                           Update Materials Service
                             Maintenance Agreement

This Agreement is a part of the Business Information System Sales Agreement between INTERACTIVE Group, Inc. and Customer ("Principal Agreement"), into which this Agreement is incorporated by reference. HP BasicLine Software Support ("HP BasicLine Support") and Software Update Materials Service is governed by the following terms and conditions of this Agreement.

1.  SERVICES INCLUDED.
(a) Right to Use and Copy Updates. Customer receives the right to use software material updates provided under HP Software Update Materials Service and may make one copy of the updates from any system covered by HP BasicLine Support.

(b) Software Updates. As improvements are developed for HP software, they will be incorporated into planned software updates. Interactive will provide one copy of these updates to Customer's System Manager as they become available.

(c) Firmware Updates. Customer receives the right to use firmware updates on the system. When applicable, Interactive will provide Customer with one copy of firmware updates.

(d) Reference Manual Updates. Interactive will send one copy of the appropriate reference manual updates or revisions to the System Manager as they become available. For some products, additional copies of the reference manual updates may be purchased through Interactive.

(e) Software Status Bulletin. Interactive will mail one copy of the Software Status Bulletin to the System Manager periodically depending on System type. For some products, additional copies of the Software Status Bulletin may be purchased through Interactive.

(f) HP Communicator/Newsletter. Interactive will periodically mail to the System Manager one copy of the HP Communicator/Newsletter for the System. For some products, additional copies of the HP Communicator/Newsletter may be purchased through Interactive.

2. LIMITATIONS OF SERVICE.
(a) Hardware and Network Support. Any maintenance services involving hardware or network-related problems will be subject to Interactive's and/or HP's standard service rates unless the products are covered by an appropriate hardware or network support service contract.

(b) Supported Software Versions. Interactive provides contractual support only for the current and immediately preceding versions of Software, and only when used with hardware that is included in HP-specified configurations.

(c) Data Recovery. Data recovery services are not included as part of HP BasicLine Support, regardless of the cause of data loss. Customers requesting Interactive to perform data recovery will be charged at Interactive's standard service rates.

(d) Software Update Installation. Installation of the software updates is Customer's responsibility or is available from Interactive at standard service rates.

3.  PREREQUISITES.
(a) Customer must purchase HP BasicLine Support that corresponds to Customer's processor, number of maximum users, and each family of application software for which Customer is running any product in that family on any system supported by the System Manager.

(b) Customer must purchase the appropriate update materials that correspond to Customer's processor and number of maximum users.

(c) Customer must purchase HP Software Update Materials Service, if available, for each software product on each system for which Customer desires Interactive to deliver update materials.

(d) Customer must identify someone responsible for receipt of the update material.

(e) HP Software Update Materials may be purchased only for software for which Customer has rightfully acquired an appropriate HP software license.

4.  CUSTOMER'S RESPONSIBILITIES.
(a) Customer will follow routine operating procedures as specified in the HP operating manual for the products. Interactive may require Customer to return the software on its original media to be eligible to receive software updates.

(b) A System Manager and designated alternate trained through completion of the appropriate Interactive and/or HP training course(s) or having equivalent HP experience must be identified as contacts for Interactive.

5.  SOFTWARE LICENSE AND COPYRIGHTS.
(a) HP grants Customer the right to use updates and derivatives of the software provided by HP on any one computer according to the same HP Software License Terms applicable to Customer's license of the software covered by this service.

(b) Customer acknowledges that it does not own and has no right, title or interest in the updates or derivatives except as set forth in HP's Software License Terms.

(c) Customer agrees to reproduce and conspicuously affix HP's copyright and trademark notices to each copy of an update or derivative made by Customer.

6.  TELEPHONE HOT-LINE SUPPORT.
Interactive will provide to Customer under the maintenance fee, during Interactive's normal business hours, first call telephone support for the purpose of identifying and diagnosing system problems associated with the software. Support for the purposes of this paragraph does not include consulting, training, education, design, analysis, programming or database maintenance, and Customer remains responsible for achieving and maintaining self-sufficiency in operating and managing its system.

7.  CHARGES.
(a) Customer shall pay to Interactive an annual fee paid monthly in advance as specified in Schedule A-2 of the Principal Agreement. These charges shall cover all services specifically included under this Agreement and shall be paid upon receipt of the invoice for such services.

(b) Charges are exclusive of use, sales, value added and other taxes. When applicable, such taxes will appear on Interactive's invoice.

(c) After the initial term of this Agreement, Interactive may increase support charges upon thirty days notice prior to invoicing at the increased rate.

8.  TERM.
This Agreement shall commence on the date of acceptance by Interactive, and continue through the first annual period. The expiration date of the Agreement shall be extended, if necessary, to fall on the end of the last day of the month during which the Agreement is scheduled to expire. The Agreement shall automatically renew for additional one year terms unless either party gives ninety (90) days written notice prior to the expiration date of their intent not to renew.


                                    Page 1/2

A-8 Third Party Maintenance         Business Information System Sales Agreement
===============================================================================

9.  WARRANTIES.
HP warrants that its software and firmware products designated by HP for use with a hardware product, when properly installed on that hardware product, will not fail to execute their programming instructions due to defects in materials and workmanship. If HP receives notice of such defects during the warranty period, HP shall replace software media and firmware which do not execute their programming instructions due to such defects. HP does not warrant that the operation of the software, firmware or hardware shall be uninterrupted or error free.

If HP is unable, within a reasonable time, to repair or replace any product to a condition as warranted, Customer shall be entitled to a refund of the purchase price upon return of the product to HP.

(a) Limitation of Warranty. The foregoing warranty shall not apply to defects arising from:
1)  Improper or inadequate maintenance by Customer;
2)  Customer-supplied software or interfacing;
3)  Unauthorized modification or misuse;
4)  Operation outside of the environmental specifications for the product; or
5)  Improper preparation and maintenance of site.

(b) Duration and Commencement of Warranty Period. The warranty period for each product is specified in the supplemental statement of warranty and installation available for the product and deemed incorporated herein. The warranty period shall begin on the date of delivery or, where the purchase price includes installation by HP, on the date of installation. If Customer schedules or delays installation for more than thirty (30) days after delivery, the warranty period shall begin on the thirty-first (31) day from the date of delivery.

(c) Place of Performance. Within HP's service travel areas as defined by HP, warranty services and installation services for products installed by HP shall be performed at Customer's facility at no charge. Outside the said travel areas, the said warranty and installation services shall be performed at Customer's facility only upon HP's prior agreement, and Customer shall pay HP's round trip expense and any required additional expenses for such services. In all other cases, products shall be returned to a service facility designated by HP. For products without a defined service travel area, warranty and installation services shall be at HP's designated facility.

On-site warranty and installation services are provided at the initial installation point. If products eligible for on-site warranty and installation services are moved from the initial installation point, the warranty shall remain in effect only if Customer purchases additional inspection or installation service at the new site.

(d) Transport Charges, etc. Customer shall prepay shipping charges (and shall pay all duties and taxes) for products returned to HP for warranty service. Except for products returned to Customer from another country, HP shall pay for return of products to Customer.

(e) HP's Liability. HP's liability under this clause shall be in lieu of any warranty or condition implied by law as to the quality or fitness for any particular purpose of the products.

(f) Consumer Transactions. The above warranty does not apply to consumer transactions except insofar as it adds to Customer's rights implied by statue.

10.  LIMITATION OF REMEDIES AND LIABILITY.
The remedies provided herein shall be Customer's sole and exclusive remedies, and Interactive and/or HP shall not otherwise be liable to the Customer for any direct or indirect damages however based. The foregoing limitation of liability shall not apply to:

(a) HP's statutory liability for injury or damages caused by defective products.

(b) Personal injury, death, or loss of or damage to property resulting from HP's negligence, provided that HP's liability for such loss of or damage to property shall not exceed whichever is the greater of fifty thousand (50,000) dollars or the purchase price of the associated product for each event or series of events arising from the same cause.

(c) Any breach on the part of HP of any undertaking as to title, quiet possession and freedom from encumbrance implied by law.

11.  NUCLEAR AND AVIATION APPLICATIONS.
HP's products are not specifically designed, manufactured or intended for sale as party, components, or assemblies for the planning, construction maintenance, operation, or use of any nuclear facility nor for the flight, navigation, or communication of aircraft or ground support equipment. Except as provided in condition 10 above, Interactive and/or HP shall not be liable, in whole or in part, for any claims or damages arising from such use.

If products applied hereunder to Customer are used for these applications, Customer shall indemnify and hold Interactive and/or HP harmless from any claims for loss, cost, damage, expense or liability arising out of or in connection with the use and performance of HP's products in such nuclear and aviation applications.

Test equipment used in a static application which is not a functional part, component, or assembly of an aircraft and is not attached to or utilized in the flight of an aircraft shall not be subject to this clause.

12.  GENERAL TERMS AND CONDITIONS.
(a) Notices will be given in writing at the address of each party or to such other address any party may substitute by notice to the other. Notices are effective ten (10) days after date of notice.

(b) None of the parties may assign any rights or obligations hereunder without the prior consent of the others.

(c) HP's failure to exercise any of its rights hereunder will not constitute a waiver of forfeiture of such rights.

(d) No U.S. Government procurement regulations will be included hereunder and be binding on either party unless specifically agreed in writing prior to incorporation herein.

(e) Stereographical, typographical and clerical errors are subject to correction.

(f) Any disputes arising in connection with this Agreement and any attachments will be governed by and construed in accordance with the laws of the State of California. The Courts within the State of California will have jurisdiction.

(g) This Agreement and any attachments will constitute the entire agreement between the parties relating to transactions hereunder and will supersede any previous communication, representation or agreement by either party whether oral or written. Customer's additional or different terms and conditions will not apply. Customer's purchase or license of products and services hereunder will constitute acceptance by Customer of this Agreement. No change of any of the terms and conditions herein will be valid unless in writing signed by an authorized representative of each party.

13.  ACCEPTANCE.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears in the Principal Agreement has been and is on the date of the Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.


                                    Page 2/2

                                                                EXHIBIT B

SCHEDULE B
BUSINESS AND RESOURCE PLANS FOR GERMANY AND HUNGARY

                          Dimension          1996     1997       1998      1999
                          ---------          ----     ----       ----      ----
GERMANY

Incoming Orders           Systems               *        *          *         *
Sales                     Systems               *        *          *         *

INFOFLO licences (gross)  TDEM                  *        *          *         *
Unidata licences (gross)  TDEM                  *        *          *         *

INFOFLO licences (gross)  (pound sterling)k     *        *          *         *
Unidata licences (gross)  (pound sterling)k     *        *          *         *

INFOFLO fees to           (pound sterling)k     *        *          *         *
 Interactive
UniData fees to           (pound sterling)k     *        *          *         *
 Interactive

Sales staff               Heads                 *        *          *         *
 (end of year)
Pre-sales consultants     Heads                 *        *          *         *


HUNGARY

Incoming Orders           Systems               *        *          *         *
Sales                     Systems               *        *          *         *

INFOFLO licences (gross)  TDEM                  *        *          *         *
Unidata licences (gross)  TDEM                  *        *          *         *

INFOFLO licences (gross)  (pound sterling)k     *        *          *         *
Unidata licences (gross)  (pound sterling)k     *        *          *         *

INFOFLO fees to           (pound sterling)k     *        *          *         *
 Interactive
UniData fees to           (pound sterling)k     *        *          *         *
 Interactive

Sales staff               Heads                 *        *          *         *
 (end of year)
Pre-sales consultants     Heads                 *        *          *         *

*  Confidential Treatment Requested

                                                                       EXHIBIT C
                                                                       ---------




                                   SCHEDULE C

INITIAL TRAINING PACKAGE
------------------------

Interactive will provide the following education and training. The costs are based on either:

*     Daily rate for a consultant of 575

**    Per day rate of 1,200 for a bespoke or on-site course for up to 8 people

*** Per delegate rate of 225 per day for courses based on scheduled customer courses

                                         DURATION       PEOPLE         COST

System set up and installation*           5 days          4            2,875

Technical education for systems
administrator and programmers

      Systems administration
      and management***                   5 days          3            3,375

Programmer education & training

      SB+ Report Writer***                2 days          3            1,350
      SB+ Developer***                    2 days          3            1,350

Overview for sales, pre-sales,
consultants and project managers

      Sales and marketing overview**      2 days          3            2,400
      Systems conventions***              1 day           5            1,125
      Product overview**                  1 day           5            1,200

Detailed education and training for
consultants and project managers

      Implementation approach**           1 day           4            1,200
      Detailed module courses***         27 days          4           24,300

                                        ---------                    --------
Total for initial training and support
package                                  46 days                      39,175



Interactive and Distributor will jointly agree on the training plan, and decide by topic on the best location for each element. The training will take place in Watford, Munich and the U.S.A. The fees for this training are included within the distributor fee (Section 9.b(1)) at a substantially reduced rate. Distributor will be responsible for all travel expenses for Distributor or Interactive personnel in association with this training.

                                                                EXHIBIT D

                                   SCHEDULE D

                           INTERACTIVE RATE SCHEDULE

                           EFFECTIVE JANUARY 1, 1996

                                                CHARGES

Programming/Telephone Support                   (pound sterling)63.00 per hour

Implementation Services including:              (pound sterling)575.00 per day
        Project Management
        Systems Analysis
        Conversion Assistance
        Software Upgrades
        User Training

Product Education Courses:

        -At Interactive's facilities            (pound sterling)225.00 per day
          (pricing is per student)

        -At Customer's facilities               (pound sterling)1,115.00 per day
          (pricing is per instructor)

Holidays and Non-Business Hours                 150% of Rate

Consulting                                      (pound sterling)712.50 per day
Sales Support including:                        (pound sterling)750.00 per day
        Sales Manager
        Account Manager
        Pre-Sales Consultant

Materials and Expenses                          Actual Cost

Magnet Tapes (all)                              (pound sterling)

Travel Time                                     (1/2 Rate)


Notes:  1. All rates are subject to change with 60-day prior written notice.
        2. Normal Business Hours are 9:00am to 5:30pm Monday to Friday excluding Bank and UK National Holidays.

                                                                       EXHIBIT E




                                   SCHEDULE E

MARKETING DELIVERABLES
----------------------

Interactive will provide:

      - PowerPoint presentations on Interactive, INFOFLO, Key differentiators, implementation, Custom order industry perspective, competitors, etc.

      -     Demonstration database

      - Initial supplies of sales collateral - corporate overview, INFOFLO overview, INFOFLO product guide, case studies, etc.

      - Artwork such as logos or diagrams for use in Distributor's own sales collateral, provided Interactive has approved of the finished document

      - Sample proposals, sales letters, education needs analysis, implementation needs analysis, technical needs analysis

      -     Sample telephone sales script/questionnaire

      - Customer reference list, and a mechanism for arranging reference calls or visits, provided they are approved by the European Sales Manager

      -     Sample education prospectus

Interactive and Distributor will jointly develop German versions of the standard INFOFLO sales collateral. Distributor will translate the text to German, and then Interactive will facilitate production of the material, and provide it to Distributor at a reasonable cost.

                                                                      EXHIBIT F

                                   SCHEDULE F
                             GERMAN PRICE LIST FOR
                         evosoft SOFTWAREVERTRIEB Gmbh

                               LICENSE       LICENSE       LICENSE       LICENSE     LICENSE     LICENSE      LICENSE    EACH
PRODUCT                        FEE           FEE           FEE           FEE         FEE         FEE          FEE        ADDITIONAL
                                      *             *             *             *           *           *            *            *
INFOFLO
Manufacturing                         *             *             *             *            *           *           *            *
Inc:  Quotations & Estimating
      Service & Repair
Product Configurator                  *             *             *             *            *           *           *            *
UNIDATA RDBMS License                 *             *             *             *            *           *           *            *
SB + DEVELOPER License                *             *             *             *            *           *           *            *

TOTAL MANUFACTURING LICENSE
  INCL. EZK                           *             *             *             *            *           *           *            *

INFOFLO                               *             *             *             *            *           *           *            *
Commercial/Fabric/
  Installation & Service

UNIDATA RDBMS License                 *             *             *             *            *           *           *            *
SB + DEVELOPER License                *             *             *             *            *           *           *            *

TOTAL COMM/FABRIC/
  INST & SER LICENSE                  *             *             *             *            *           *           *            *
Other Modules

Purchase Scheduling                   *
Forecasting                           *
Sales Scheduling                      *
BATCH PRODUCTS
                                                          *
                                                          *                                   *
                                                          *                                   *
                                                          *                                   *
Electronic Data Interchange                                         *                                   *
Data Collection (Bar Coding)                                        *                                   *
BACS                                                                *

SPEX                                                                *               *
                                                             *                *



NB: All Prices in DEM

*  Confidential Treatment Requested

                                                                       EXHIBIT G




                                   SCHEDULE G


INFOFLO LICENSE FOR INTERNAL USE:

                                                           LICENSE     MAINT. PA

INFOFLO Commercial/Installation & Service                        *            *
UniData RDBMS                                                    *            *
SB+ 4GL environment                                              *            *
                                                           ---------------------
                                                                 *            *


Discounts for internal use:
* discount on INFOFLO                                            *            *
* discount on UniData                                            *            *
* discount on SB+                                                *            *
                                                           ---------------------
Total discount:                                                  *            *

                                                           ---------------------

LICENSE FOR INTERNAL USE                                         *            *

*Maintenance is discounted  *  for INFOFLO,  *  for UniData products

Implementation budget of 20 days consultancy                     *

*  discount on implementation rate                               *

                                                           --------
IMPLEMENTATION FOR INTERNAL SYSTEM                               *

*  Confidential Treatment Requested